                                                                       EX. 10.14

                               26th February 1999

                            SHARE PURCHASE AGREEMENT

                                      among

                    CHARLES GREAVES STUART-MENTETH AND OTHERS

                           PIERCE LEAHY EUROPE LIMITED

                                       and

                          EAGLE TRUSTEES LIMITED AS THE
                       SOLE TRUSTEES OF THE STUART-MENTETH
                                  FAMILY TRUST

          ------------------------------------------------------------
          For the direct and indirect acquisition of the entire issued share capital of DATAVAULT LIMITED
          ------------------------------------------------------------

                                   MACROBERTS,
                                   Solicitors,
                                 152 Bath Street
                                 Glasgow. G2 4TB
                                 JWM/CB/DA691034

                                      INDEX

Clause No.  Heading                                          Page No.

1.          Definitions and Interpretation
2.          Sale and Purchase
3.          Pre-emption
4.          Consideration
5.          Completion
6.          Warranties and Representations
7.          Limitation of Liability
8.          Undertakings by the Covenantors
9.          Guarantee
10.         Time of the Essence
11.         Expenses
12.         Announcements
13.         Assignation
14.         Notices
15.         General
16.         Toad Hall Trustees
17.         Specific Undertakings
18.         Governing Law and Submission to Jurisdiction

Schedule

Part 1      The Vendors
Part 1A     The DHL Vendors
Part 1B     The SSL Vendors
Part 1C     The Datavault Vendors
Part `1D    The Minor Datavault Vendors
Part 2A     The Company
Part 2B     DHL
Part 2C     SSL
Part 2D     The Subsidiaries
Part 3A     Warranties by the Datavault Vendors
Part 3B     The General Warranties
Part 4A     Limitation of Liability -- General Provisions
Part 4B     Limitation of Liability -- The General Warranties
Part 5      The Leasehold Property
Part 6      Preparation of the Completion Balance Sheet

SHARE PURCHASE AGREEMENT made this 26th February 1999

among

(1) THOSE Persons whose names and addresses are set out in Part 1 of the Schedule (collectively "the Vendors" and "Vendor" means any one of them);

(2) PIERCE LEAHY EUROPE LIMITED incorporated in England and Wales under the Companies Acts (No. 3714414) and having its registered office at 5 Great College Street, Westminster, London SW1P 3SJ ("the Purchaser"); and

(3) EAGLE TRUSTEES LIMITED incorporated in Jersey, Channel Islands, (No. 33458) having its registered office at Eagle House, Don Road, St. Helier, Jersey JE1 4HU in its capacity as sole trustee of THE STUART-MENTETH FAMILY TRUST of Eagle House, Don Road, St. Helier, Jersey JE1 4HU ("the Trustee") and not otherwise

WHEREAS:-

(A) DATAVAULT LIMITED ("the Company") is incorporated in Scotland under the Companies Acts (No 80642) as a private company limited by shares. Further particulars of the Company are set out in Part 2A of the Schedule;

(B) DHL is the beneficial owner and registered holder of 334,829 A ordinary shares of (pound)0.10 each in the Company representing approximately 74.4% of the issued equity share capital of the Company;

(C) SSL is the beneficial owner and registered holder of 30,027 A ordinary shares of (pound)0.10 each in the Company representing approximately 6.7% of the issued equity share capital of the Company;

(D) The Datavault Vendors are the beneficial owners and registered holders of approximately 18.9% of the issued equity share capital of the Company as shown opposite their respective names in Parts 1C and 1D of the Schedule;

(E) The DHL Vendors are the beneficial owners and registered holders of the entire issued share capital of DHL as shown opposite their respective names in Part 1A of the Schedule;

(F) The SSL Vendors are the beneficial owners and registered holders of the entire issued share capital of SSL as shown opposite their respective names in Part 1B of the Schedule;

(G) The DHL Vendors, the SSL Vendors, the Datavault Vendors have agreed to sell the DHL Contract Shares, the SSL Contract Shares and the Datavault Contract Shares respectively and the Purchaser has agreed to purchase the Contract Shares on the terms of this Agreement.

(H) The beneficiaries of the SM Jersey Trust are collectively the ultimate beneficial owners of the entire issued share capital of Allerwegen and the Trustee (in the capacity as sole trustee of the SM Jersey Trust) has agreed (subject to the limitations set out in this Agreement) to guarantee the obligations of Allerwegen pursuant to the Warranties and the Tax Covenant.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:-

1.    DEFINITIONS AND INTERPRETATION

1.1   In this agreement, unless the context otherwise requires:-

      Accounts means the audited consolidated balance sheet of the Company and the Subsidiaries as at the Accounts Date and the audited consolidated profit and loss account of the Company and the Subsidiaries for the financial period then ended together with all notes and the directors' and auditors' reports annexed thereto;

      Accounts Date means 31 March 1998;

      Agreed Form means the form agreed by the parties prior to the execution of this agreement and either initialled by the Solicitors for the purpose of identification or executed or delivered contemporaneously with the execution of this agreement;

      Allerwegen means Allerwegen Holdings B.V., one of the Vendors;

      Ascertained Claim means an amount (if any) in relation to a claim by the Purchaser under the Warranties and/or the Tax Covenant which, subject to the limitations contained in Part 5 of the Schedule and/or the Tax Covenant (as appropriate), has either (i) been agreed in writing between the Warrantors and the Purchaser; or (ii) which a Court of competent jurisdiction (from which there is no appeal or from which it is no longer possible to appeal its decision) orders should be paid to the Purchaser pursuant to any such claim;

      Associate means (1) in relation to a Vendor (other than a Vendor acting in the capacity of a trustee) who is an individual, any spouse or lineal ascendant or descendant, any partnership of which any of the foregoing is a partner or any company which is controlled (within the meaning of TA 1988 section 840) by any one or more of the foregoing, whether alone or in conjunction with any other party and (2) in relation to a Vendor (other than a Vendor acting in the capacity of a trustee) who is a corporate entity:-

      (a)   any member of the group of companies of which the Vendor forms part;

      (b)   a Controlling Party; and/or

      (c) in relation to a Controlling Party, any spouse or lineal ascendant or descendant, any partnership of which any of the foregoing is a partner or any company which is controlled (within the meaning of TA 1988 section 840 ) by any one or more of the foregoing, whether alone or in conjunction with any other party;

      Bonus Award Scheme means the Datavault Limited Bonus Aware Scheme as constituted by a set of rules in the Agreed Form to be established by the Company pursuant to Clause 5.2;

      Business Day means any day on which the Scottish clearing banks are open for over-the-counter business in Scotland;

      CAA 1990 means the Capital Allowances Act 1990;

      Mr Carter means John Carter, one of the Datavault Vendors;

      Cash Consideration means (pound)9,845,000, part of the Consideration;

      Companies Act means the Companies Acts 1985 to 1989;

      Completion means completion of the sale and purchase of the Contract
      Shares;

      Completion Balance Sheet means a consolidated balance sheet of the Company and the Subsidiaries as at the Completion Date, prepared and finalised pursuant to Clause 4.2

      Completion Date means the date of execution of this agreement;

      Confidential Information means all confidential information, financial information and trade secrets of the Company including (without limiting the generality) all lists, data or details of customers and suppliers and information relating to current trading performance and future business strategy other than:-

      (i) information which is or becomes after the Completion Date generally available in the public domain other than by the unauthorised action of the Company;

      (ii) information which comes into the possession of the Company after the Completion Date other than by breach of a duty of confidence known to the Company

      (iii) information which the Company is obliged to disclose by any order of any court or other competent authority;

      Consideration means the aggregate consideration payable for the Contract Shares pursuant to clause 4;

      Consultancy Agreements means the agreements in the Agreed Form between the Company and each of Mr. Stuart-Menteth, Mr. Carter and Mr. Price for their engagement by the Company as consultants following Completion;

      Contract Shares means the Datavault Contract Shares, the DHL Contract Shares and the SSL Contract Shares;

      Controlling Party means, in relation to any Vendor, (other than a Vendor acting in the capacity of a trustee) any person, firm or company who, whether alone or in conjunction with any other party, controls (within the meaning of TA 1988 section 840):-

      (a) any member of the group of companies of which the Vendor concerned forms part; and/or

      (b)   the Vendor concerned;

      Covenantors means Mr. Carter, Mr. Price, Mr. Stuart-Menteth and Mrs. Stuart-Menteth;

      Customer means a customer of the Company being a person, company or partnership or a division of any of them or a site or location operated by any of them (in each case) to which a unique customer code is attributed by the Company;

      Datavault Contract Shares means the shares of the Company listed in Parts 1C and 1D of the Schedule;

      Datavault Directors means John Carter, Harley Hamilton Marshall, Andrew Donovan Lyle Price, Charles Greaves Stuart-Menteth and Nicola Mary Jane Stuart-Menteth;

      Datavault Vendors means those persons whose names and addresses are set out in Parts 1C, and 1D of the Schedule;

      DHL means Datavault Holdings Limited, further details of which are set out in Part 2B of the Schedule;

      DHL Contract Shares means the shares of DHL listed in Part 1A of the Schedule;

      DHL Datavault Shares means the 334,829 A ordinary shares of (pound)0.10 each in the capital of the Company held by DHL;

      DHL Directors means Charles Greaves Stuart-Menteth and Nicola Mary Jane Stuart-Menteth;

      DHL Vendors means those persons whose names and addresses are set out in
      Part 1A of the Schedule;

      Disclosure Letter means a letter in the Agreed Form, and the documents annexed thereto or incorporated by reference therein from the Warrantors to the Purchaser setting out certain matters qualifying the Warranties;

      Employees means the employees of the Company as at the Completion Date as set out in the Disclosure Letter;

      Environment means any land, including, without limitation, surface land and subsurface strata, sea bed or river bed under any water as defined below and any natural or man-made structures; water, including, without limitation, coastal and inland waters, surface waters and ground waters and water in drains and sewers; and air, including, without limitation, air within buildings and other natural or man-made structures above or below ground;

      Environmental Legislation means all or any of the following having the force of law (whether civil, criminal or administrative) namely, common law, statute, statutory instrument, treaty, regulation, directive, decision, by-law, circular, code, order, notice, demand, decree, injunction, resolution or judgment of any government, quasi-government, supranational, federal state or local government, statutory or regulatory body or court, agency or any other person or body in any jurisdiction with regard to the pollution or protection of the Environment or harm to or the protection of human health or the health of animals or plants including, without limitation, laws relating to public and workers' health and safety, emissions, discharges or releases of chemicals, genetically modified organisms, noise or any other pollutants or contaminants, or industrial, radioactive, dangerous, toxic or hazardous substances, or wastes (whether in solid, semi-solid or liquid form or in the form of a gas or vapour) into the Environment or otherwise relating to the manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of such substances or wastes;

      Environmental Permits means all or any permits, licences, consents, approvals, certificates, qualifications, specifications, registrations and other authorisations, and the filing of all notifications, reports and assessments required under any Environmental Legislation for the operation of the business of any Group Company or the occupation or use of any premises in relation to the business of any Group Company;

      ERA 1996 means the Employment Rights Act 1996;

      Excess means the amount (if any) by which the Net Assets exceed the Net Asset Target;

      Expert means an independent chartered accountant (who shall act as an expert and not as an arbiter) appointed by agreement between the Warrantors and the Purchaser or, failing agreement within 5 Business Days of the dispute arising, appointed on the application of either party by the then president of the Institute of Chartered Accountants of Scotland;

      FA or FA (No2) followed by a stated year means the Finance Act or Finance
      (No2) Act of that year;

      Finalisation Date means the date upon which:-

      (a)   a joint statement is signed pursuant to clause 4.2.4; or

      (b) if applicable, the form and content of the Completion Balance Sheet is finalised by an Expert pursuant to clause 4.2.5;

      FSA 1986 means the Financial Services Act 1986;

      General Warranties means the Warranties set out in Part 3B of the Schedule;

      Greenock Property means the premises at Kingston, Ardgowan Street, Port Glasgow more particularly described in paragraph 2 of Part 5 of the Schedule;

      Group Company means the Company and its Subsidiaries;

      Hazardous Substance means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapour, electromagnetic or radiation, and whether alone or in combination with any other substance) which is capable of causing harm to or having a deleterious effect on the Environment, being a nuisance, or which restricts or makes more costly the use, development, ownership or occupation of any of the Properties;

      IHTA 1984 means the Inheritance Tax Act 1984;

      Intellectual Property Rights means all intellectual property and all rights relating thereto in any part of the world including, without limiting the generality of the foregoing, any patent, trade mark, service mark, registered design (or any application for any of the foregoing), unregistered design right, trade name, trade secret, business name, discovery, invention, process, formula, know-how, specification, improvement, technique or copyright;

      Letters of Credit means the letters of credit by Canadian Imperial Bank of Commerce in favour of the Noteholders (as defined in the Loan Notes) in the Agreed Form of all sums of principal and interest due or to become due by the Purchaser to the Noteholders (or any of them) in respect of the Loan Notes;

      Loan Notes means the (pound)11,715,000 Pierce Leahy Europe Limited Guaranteed Unsecured Loan Notes 1999-2009 to be created by the Purchaser pursuant to a loan note instrument in the Agreed Form and issued to certain of the Vendors at Completion as part of the Consideration as set out in Part 1 of the Schedule;

      Management Accounts means the management accounts of the Company for the period from the Accounts Date to 31 January 1999, a copy of which is attached and signed by the Solicitors as relative to this agreement;

      Material Contract means a Material Customer Contract and/or a Material Supplier Contract;

      Material Customer means a Customer under a Material Customer Contract;

      Material Customer Contract means any contract to which the Company is a party with a Customer which involves sales invoiced by the Company of more than (pound)25,000 in the period 1 April 1997 to 31 March 1998 and/or 1 April 1998 to 31 January 1999 excluding contracts within the Product Sales Division;

      Material Supplier Contract means any contract to which the Company is currently a party (other than the leases relating to the Properties) for the supply of goods or services to the Company (other than usual contracts for the supply of electricity, gas, water, telephone and similar services) which involves a liability or cost of more than (pound)25,000 in the period 1 April 1997 to 31 March 1998 and/or 1 April 1998 to 31 January 1999;

      Minor Datavault Vendors means those persons whose names and addresses are set out in Part 1D of the Schedule;

      NAV Retention Loan Notes means (pound)250,000 of the Loan Notes to be issued to Mr. Stuart-Menteth and (pound)250,000 of the Loan Notes to be issued to Mrs. Stuart-Menteth as part of the Consideration to be held by the Solicitors jointly in accordance with the terms of this Agreement;

      Net Asset Target means (pound)630,000;

      Net Assets means the consolidated assets of the Company and the Subsidiaries less the consolidated liabilities of the Company and the Subsidiaries as at close of business on the Completion Date as determined from the Completion Balance Sheet;

      Mr Price means Andrew Donovan Lyle Price;

      Product Sales Division means the division of the Company engaged in sales of magnetic media and databases;

      Property Retention Loan Notes means (pound)1,000,000 of the Loan Notes issued to Mr. Stuart-Menteth and (pound)1,000,000 of the Loan Notes to be issued to Mrs. Stuart-Menteth as part of the Consideration to be held by the Solicitors jointly in accordance with the terms of this Agreement;

      Properties means those Leasehold properties listed in Part 5 of the Schedule;

      Purchaser Group means the group of companies of which the Purchaser forms part from time to time;

      Purchaser's Accountants means Arthur Andersen of 18 Charlotte Square, Edinburgh EH2 4DF;

      Purchaser's Solicitors means Cozen and O'Connor, 5 Great College Street, London, SW1P 3SJ;

      Schedule means the schedule attached to this agreement;

      Senior Employee means an Employee whose basic annual salary is greater than (pound)20,000;

      Shortfall means the amount (if any) by which the Net Assets are less than the Net Asset Target;

      SM Jersey Trust means the Stuart-Menteth Family Trust of which the Trustee is the sole trustee;

      Solicitors means the Vendors' Solicitors and the Purchaser's Solicitors;

      SSL means Silver Sky Limited, further details of which are set out in Part 2C of the Schedule;

      SSL Contract Shares means the shares of SSL listed in Part 1B of the Schedule;

      SSL Datavault Shares means the 30,027 A ordinary shares of (pound)0.10 each in the Company held by SSL;

      SSL Director means Andrew Donovan Lyle Price;

      SSL Vendors means those persons whose names and addresses are set out in
      Part 1B of the Schedule;

      Mr Stuart-Menteth means Charles Greaves Stuart-Menteth, one of the DHL Vendors;

      Mrs Stuart-Menteth means Nicola Mary Jane Stuart-Menteth, one of the DHL Vendors;

      Subsidiaries means Datavault Northwest Limited and Datavault Southwest Limited details of which are set out in Part 2D of the Schedule;

      Subsidiaries Directors means Mr Carter and Mr. Stuart-Menteth;

      TA 1988 means the Income and Corporation Taxes Act 1988;

      Tax or Taxation means all forms of taxation and all statutory, governmental, state, provincial, local governmental or municipal charges, imposts, duties and levies or withholdings of any nature whatsoever to include without limitation Corporation Tax, VAT, PAYE, NIC and Stamp Duty (whether of the United Kingdom or elsewhere in the world, whenever imposed and whether or not such taxation is primarily chargeable against or attributable to any other person, firm or company) and all costs, fines, penalties, expenses, charges and interest relating to the same;

      Tax Authority means any taxing or other authority including without limitation the Inland Revenue, Customs and Excise and the Contributions Agency (whether within or outside the United Kingdom) competent to impose any Tax liability;

      Tax Covenant means a deed of covenant, in the Agreed Form, to be entered into among the Warrantors and the Purchaser at Completion in respect of Taxation;

      Tax Warranties means the Warranties set out in Part 3B of the Schedule;

      TCGA 1992 means the Taxation of Chargeable Gains Act 1992;

      Threshold means (pound)200,000 (Two Hundred Thousand Pounds Sterling);

      TMA 1970 means the Taxes Management Act 1970;

      Toad Hall Trust means the Toad Hall Trust of which the Toad Hall Trustees are the sole trustees;

      Toad Hall Trustee means Eagle Trustees Limited incorporated in Jersey, Channel Islands (No. 33458) having its registered office at Eagle House, Don Road, St. Helier, Jersey JE1 4HU in its capacity as sole trustee of the Toad Hall Trust of Eagle House, Don Road, St. Helier, Jersey JE1 4HU and not otherwise;

      VAT means value added tax;

      VATA 1994 means the Value Added Tax Act 1994;

      Vendors' Accountants PricewaterhouseCoopers of Kintyre House, 209 West George Street, Glasgow G2 2LW;

      Vendors' Solicitors means MacRoberts, 152 Bath Street, Glasgow G2 4TB;

      Warranties means the warranties given by the Warrantors to the Purchaser pursuant to clause 6.3 and Part 3B and 3C of the Schedule and Warranty means any one of them;

      Warrantors means Allerwegen, Mr. Stuart-Menteth and Mrs. Stuart-Menteth;

      Warranty Retention Loan Notes means (pound)500,000 of the Loan Notes to be issued to Mr. Stuart-Menteth and (pound)500,000 of the Loan Notes to be issued to Mrs. Stuart-Menteth as part of the Consideration to be held by the Solicitors jointly in accordance with the terms of this Agreement.

      Waste means waste generally and, without limitation, includes anything which is discarded or which the holder intends or is required to discard and anything which is abandoned, unwanted or surplus irrespective of whether it is capable of being recovered or recycled or has any value.

1.2 Reference to any statute or statutory provision shall include a reference to any statute or statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same (save to the extent that any amendment, extension, consolidation or replacement would impose more onerous obligations than otherwise exist at the Completion Date) and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.

1.3 The singular includes the plural and vice versa and any gender includes all genders.

1.4 Any reference to a "group of companies" is to a company, any holding company or parent undertaking, any subsidiary or subsidiary undertaking and any other subsidiary or subsidiary undertaking of any holding company or parent undertaking.

1.5 Save as otherwise provided herein or as the context may otherwise require, expressions in this agreement which are defined in the Companies Act shall have the meanings given to them therein.

1.6 Any reference in Part 3 of the Schedule to any warranty being given to the best of knowledge and belief, so far as the Warrantors are aware or otherwise relating to the state of knowledge of a Warrantor shall be deemed to an additional statement that it has been made after enquiry of Mr Carter [Director, North-West and South-West], Mr Price [Director South-East, Products and Information Technology], Linda Sloggett [General Manager, Edinburgh], Mark Bolton [General

      Manager, Manchester], Gavin Burt [General Manager, Kemble], Jason King [General Manager, Bristol], Jeremy Barwick [General Manager, Reading], Michael Kennedy [General Manager, London] and Mark Wren [Manager, Information Technology] and that no further enquiry has been made.

1.7 The clause and Schedule headings are inserted for convenience and shall not affect the construction of this agreement.

1.8 Any reference in clause 8 to being "involved", "interested" or "concerned" means as a shareholder, director, employee, partner, proprietor, sub-contractor, agent, consultant or in any other capacity whatsoever.

2.    SALE AND PURCHASE

2.1 Each Vendor (other than the Minor Datavault Vendors) shall, as beneficial owner, sell the Contract Shares set opposite his name in Part 1 of the Schedule and the Purchaser shall purchase them and that, in each case, free from all liens, charges and encumbrances and with the benefit of all rights, privileges and advantages attached or accruing thereto.

2.2 Mr. Stuart-Menteth and Mrs. Stuart-Menteth jointly and severally undertake to the Purchaser to procure that the Minor Datavault Vendors shall, as beneficial owners, sell the Contract Shares set opposite their names in
      Part 1D of the Schedule and the Purchaser shall purchase them and that, in each case, free from all liens, charges, and encumbrances and with the benefit of all rights, privileges and advantages attached or accruing thereto.

2.3 The Purchaser shall not be obliged to complete the purchase of any of the Contract Shares unless the purchase of all of the Contract Shares is completed simultaneously.

3.    PRE-EMPTION

      Each of the Vendors waives all rights of pre-emption which may be competent to him (howsoever arising) in respect of the transfers of the Contract Shares.

4.    CONSIDERATION

4.1 The aggregate consideration for the Contract Shares shall be the sum of (pound)21,560,000 less the Shortfall or plus the Excess (as the case may be) allocated amongst the Vendors as set opposite their respective names in Part 1 of the Schedule.

      4.2.1 The Completion Balance sheet shall be prepared on the basis set out in Part 6 of the Schedule;

      4.2.2 The Warrantors shall procure that a draft of the Completion Balance Sheet shall be prepared by the Vendors' Accountants and delivered to the Purchaser as soon as reasonably practicable after Completion but, in any event, within 30 Business Days following the Completion Date. For the purpose, the Purchaser shall procure that such persons as are nominated by the Warrantors are afforded such access to the Company's premises, employees and accounting information as is reasonably necessary for the preparation of the draft Completion Balance Sheet.

      4.2.3 The Purchaser shall have 30 Business Days following its receipt of the draft Completion Balance Sheet from the Warrantors in which to review the same. The Warrantors shall make available (and, where, applicable, procure the availability of) all working papers relative to the draft Completion Balance Sheet.

      4.2.4 Within 10 Business Days after the expiry of the period of 30 Business Days referred to in clause 4.2.3, the Warrantors and the Purchaser shall procure that a joint statement shall be prepared and signed by each of them evidencing their approval of the form and content of the Completion Balance Sheet and such statement shall be final and binding on each of the parties hereto.

      4.2.5 In the event of the draft Completion Balance Sheet not being prepared and sent to the Purchaser in accordance with clause 4.2.2 or in the event of the joint statement referred to in clause 4.2.4 not being prepared and signed by the Warrantors and the Purchaser within the period referred to in that clause, each of the Warrantors and the Purchaser shall have the right to request an Expert to resolve any matter in dispute and finalise the form and content of the Completion Balance Sheet who shall resolve such matters within 30 Business Days of his appointment.

4.3 The NAV Retention Loan Notes shall be held jointly by the Solicitors in accordance with the terms of this Agreement. Interest due under the NAV Retention Loan Notes will be payable to Mr. Stuart-Menteth and Mrs Stuart-Menteth in accordance with the terms thereof.

4.4   In the event of the Completion Balance Sheet disclosing a Shortfall:-

      (i) the Purchaser shall cancel such amount of the NAV Retention Loan Notes as is equal to the Shortfall and within 10 Business Days following the Finalisation Date deliver to the

            Vendor's Solicitors balancing loan note certificates and Letters of Credit in respect of the balance of NAV Retention Loan Notes not so cancelled; and

      (ii) in the event that the Shortfall exceeds the amount of the NAV Retention Loan Notes, the Warrantors jointly and severally shall be liable to pay an amount equal to such excess to the Purchaser (by cheque) within 10 Business Days following the Finalisation Date.

4.5 The Purchaser undertakes to each of the Vendors that, in the event of the Completion Balance Sheet disclosing an Excess:-

      (i) the Purchaser shall within 10 Business Days following the Finalisation Date instruct the Solicitors to deliver the NAV Retention Loan Notes to the Vendors' Solicitors on behalf of Mr. Stuart-Menteth and Mrs. Stuart-Menteth; and

      (ii) the Purchaser shall pay an amount in aggregate equal to the Excess to the Vendors (by telegraphic transfer to the Vendors Solicitors to the account referred to in Clause 5.2.6(g)) within 10 Business Days following the Finalisation Date the Purchaser having no concern for any payment thereof to the Vendors.

4.6 If any matter is referred to an Expert pursuant hereto, the parties undertake to co-operate fully and timeously with such Expert and to provide the Expert with all information which he may require. The decision of such Expert (including his determination as to liability for costs) shall be final and binding on the parties.

4.7 In the event that the Finalisation Date does not occur on or before 31 August 1999 the Purchaser shall instruct the Solicitors to deliver the NAV Retention Loan Notes to the Vendors' Solicitors on behalf of Mr Stuart-Menteth and Mrs Stuart-Menteth.

4.8 Any cancellation of the NAV Retention Loan Notes or payment by the Warrantors pursuant to Clause 4.4 shall be deemed to be a reduction in the Consideration.

5.    COMPLETION

5.1 Completion shall take place at the offices of the Vendors' Solicitors on the Completion Date.

5.2   At Completion:-

      5.2.1 The Vendors shall deliver or procure the delivery to the Purchaser of:-

            (a) in respect of the Contract Shares, transfers duly executed by the registered holders thereof in favour of the Purchaser and/or its nominee together with any powers of attorney pursuant to which any such transfers have been executed;

            (b) all share certificates in respect of the Contract Shares and the Subsidiaries;

            (c) irrevocable powers of attorney, in the Agreed Form, appointing the Purchaser (or such other person as the Purchaser shall direct) to exercise all voting and other rights attached to the Contract Shares (including the appointment of proxies) and Shares in the Subsidiaries pending registration of the transfers;

            (d) the statutory books and common seal, cheque and paying in books (if any) of the Company, DHL, SSL and the Subsidiaries and the leases and all ancillary documentation relating to the Properties;

            (e) a certificate of non-crystallisation, in the Agreed Form, from the holders of the floating charges detailed in paragraph 11(A) of Part 2A of the Schedule and paragraph 11 of Part 2D of the Schedule;

            (f) releases, in the Agreed Form, from the holders of the floating charge detailed in paragraph 11(A) of Part 2A of the Schedule and paragraph 11 of Part 2D of the Schedule;

            (g) a release of each guarantee and indemnity given by the Company, DHL, SSL or the Subsidiaries in respect of the obligations of a Vendor and/or his Associates;

            (h) statements from each of the banks and other institutions with which the Company, DHL, SSL or the Subsidiaries has an account or with which the Company, DHL, SSL or the Subsidiaries has placed funds or to which it is indebted, showing the amount due to or by the Company, DHL, SSL or the Subsidiaries as at close of business on the last Business Day prior to the Completion Date, together with reconciliations of these balances to the balance(s) shown by the cash book(s) of the Company, DHL, SSL and the Subsidiaries such reconciliations showing all payments into and out of such accounts which are not reflected in such statements;

            (i) written confirmation from the Vendors that there are no subsisting guarantees given by any Group Company in their favour or in respect of any of their indebtedness and that none of the Vendors is indebted to any Group Company or vice versa;

            (j) at the premises of the Company all contractual documents, deeds, documents of title and documents constituting security for loans and all similar papers held by or on behalf of the Company or any of the Group Companies; and

            (k)   the Tax Covenant duly executed by the Covenantors.

      5.2.2 The Vendors shall procure that a meeting of the Datavault Directors shall be held and that at such meeting:-

            (a) a resolution shall be passed adopting the Bonus Award Scheme and the letter of undertaking in the form set out in the appendices to the rules of the Bonus Award Scheme, shall be signed by two Datavault Directors and, following two directors of the Purchaser countersigning these letters pursuant to Clauses 5.2.6, the letter shall be delivered to the Vendors' Solicitors;

            (b) the transfers in respect of the Datavault Contract Shares will be approved by the Directors for registration, without fee, subject only to being duly stamped;

            (c) the secretary of the Company and each of the Datavault Directors shall resign from office as such and from all other offices and employments which he may have with the Company (in each case, with effect from the conclusion of the meeting) and shall each deliver a letter of resignation and, where appropriate, compromise agreement (in each case, in the Agreed
                  Form) to the Company and the Company and each of Mr. Stuart-Menteth, Mr. Carter and Mr. Price shall enter into the Consultancy Agreements;

            (c) such persons as shall be nominated by the Purchaser will be appointed as secretary and additional directors of the Company (in each case, with immediate effect);

            (d) all existing mandates and authorities in favour of the Company's bankers will be revoked and such mandates and authorities as the Purchaser may direct shall be implemented (in each case, with immediate effect); and

            (e) the registered office of the Company is changed to such address as the Purchaser requires.

      5.2.3 The DHL Vendors shall procure that a meeting of the DHL Directors shall be held and that at such meeting:-

            (a) the transfers in respect of the DHL Contract Shares will be approved by the DHL Directors for registration, without fee, subject only to being duly stamped;

            (b) the secretary of DHL and each of the DHL Directors shall resign from office as such and from all other offices and employments which he may have with DHL (in each case, with effect from the conclusion of the meeting) and shall each deliver a letter of resignation and, where appropriate, compromise agreement (in each case, in the Agreed Form) to DHL.

            (c) such persons as shall be nominated by the Purchaser will be appointed as secretary and additional directors of DHL (in each case, with immediate effect);

            (d) all existing mandates and authorities in favour of DHL's bankers will be revoked and such mandates and authorities as the Purchaser may direct shall be implemented (in each case, with immediate effect); and

            (e) the registered office of DHL is changed to such address as the Purchaser requires.

      5.2.4 The SSL Vendors shall procure that the SSL Director shall pass resolutions to effect the following:-

            (a) the transfers in respect of the SSL Contract Shares will be approved by the SSL Director for registration, without fee;

            (b) the secretary of SSL and the SSL Director shall resign from office as such and from all other offices and employments which he may have with SSL (in each case, with effect from the conclusion of the meeting) and shall each deliver a letter of resignation and, where appropriate, compromise agreement (in each case, in the Agreed Form) to SSL.

            (c) such persons as shall be nominated by the Purchaser will be appointed as secretary and additional directors of SSL (in each case, with immediate effect);

            (d) all existing mandates and authorities in favour of SSL's bankers will be revoked and such mandates and authorities as the Purchaser may direct shall be implemented (in each case, with immediate effect); and

            (e) the registered office of SSL is changed to such address as the Purchaser requires.

      5.2.5 The Vendors shall procure that a meeting of the Subsidiaries Directors shall be held in respect of each of the Subsidiaries and that at such meeting:-

            (a) the transfers in respect of any shares in the Subsidiaries will be approved by the Subsidiaries Directors for registration, without fee, subject only to being duly stamped;

            (b) the secretary of each Subsidiary and each of the Subsidiaries Directors shall resign from office as such and from all other offices and employments which he may have with each Subsidiary (in each case, with effect from the conclusion of the meeting) and shall each deliver a letter of resignation and, where appropriate, compromise agreement (in each case, in the Agreed
                  Form) to the relevant Subsidiary.;

            (c) such persons as shall be nominated by the Purchaser will be appointed as secretary and additional directors of each Subsidiary (in each case with immediate effect);

            (d) all existing mandates and authorities in favour of the Subsidiaries' bankers will be revoked and such mandates and authorities as the Purchaser may direct shall be implemented (in each case, with immediate effect); and

            (e) the registered office of each Subsidiary is changed to such address as the Purchaser requires;

      5.2.6 Subject to the implementation of the foregoing, the Purchaser shall

            (a)   enter into the Tax Covenant;

            (b) deliver a certified copy minute of the Purchaser creating and authorising the issue of the Loan Notes;

            (c) issue the Loan Notes to the Vendors and deliver to them loan note certificates in respect thereof (other than in respect of the Warranty Retention Loan Notes and the NAV Retention Loan Notes) together with certified extracts from the Register of Noteholders completed so as to record the Vendors as the holders of the Loan Notes;

            (d) deliver to the Vendors the duly executed Letters of Credit (and certified copies of any Powers of Attorney pursuant to which such Letters of Credit were executed);

            (e) deliver the Warranty Retention Loan Notes and the NAV Retention Loan Notes (and the Letters of Credit in respect thereof) to the joint possession of the Solicitors to be held by them in accordance with the provisions of this Agreement; and

            (f) procure that two directors of the Purchaser sign the letter of undertaking as set out in the appendices to the Bonus Award Scheme; and

            (g) pay to the Vendors (by telegraphic transfer to the Vendors' Solicitors clients account with The Royal Bank of Scotland plc, sort code 83 07 06, account number 00661956) the sum of (pound)9,845,000 representing the Cash Consideration (the Purchaser having no concern for any payment thereof to the Vendors).

5.3 The Vendors shall execute all such other documents and do all such other acts and things as the Purchaser shall reasonably require in order to perfect the right, title and interest of the Purchaser and/or its nominee in and to the Contract Shares and Shares in the Subsidiaries and to procure the registration of the Purchaser and/or its nominee as the registered holder of the Contract Shares and shares in the Subsidiaries.

6.    WARRANTIES AND REPRESENTATIONS

6.1 Each Datavault Vendor (other than the Minor Datavault Vendors) severally represents and warrants to the Purchaser that the statements set out in
      Part 3A of the Schedule in respect of such Datavault Vendor are true and accurate.

6.2 Mr. Stuart-Menteth and Mrs. Stuart-Menteth jointly and severally represent and warrant to the Purchaser that the statements set out in Part 3A of the Schedule (so far as they relate to the Minor Datavault Shareholders only) are true and accurate.

6.3 The Warrantors jointly and severally represent and warrant to the Purchaser that (save as fairly disclosed in the Disclosure Letter) the statements set out in Parts 3B and 3C of the Schedule are true and accurate.

6.4 The rights of the Purchaser in respect of a breach of the Warranties shall not be affected by Completion.

6.5 Each of the Warrantors waives any rights or claims he may have in respect of any misrepresentation, inaccuracy, omission in or from any information or advice supplied or given by the Company, DHL, SSL, the Subsidiaries or, in the absence of wilful dishonesty, any of the Employees in connection with giving the Warranties and the preparation of the Disclosure Letter;

6.6 The Warrantors acknowledge that the Purchaser has entered into this Agreement in reliance on the Warrantors warranting and representing in the terms of Parts 3B and 3C of the Schedule;

6.7 No information which is not disclosed in the Disclosure Letter of which the Purchaser has knowledge (actual, imputed or constructive) shall prejudice any claim made by the Purchaser under the Warranties or operate to reduce any amount recoverable under the Warranties.

6.8 The Warranty Retention Loan Notes shall be held jointly by the Solicitors in accordance with the terms of this Agreement. Interest due under the Warranty Retention Loan Notes will be payable to Mr. Stuart-Menteth and Mrs. Stuart-Menteth in accordance with the terms thereof.

6.9   In the event of an Ascertained Claim:-

      (i) the Purchaser shall cancel such amount of the Warranty Retention Loan Notes as is equal to the amount of the Ascertained Claim; and

      (ii) in the event that any Ascertained Claim exceeds the amount of the Warranty Retention Loan Notes (or the amount of the Warranty Retention Loan Notes outstanding after being any previous Ascertained Claims) the Warrantors jointly and severally shall be liable to pay an amount equal to such excess to the Purchaser (by cheque) within 10 Business Days following the date upon which the Ascertained Claim is finally agreed or determined.

6.10 The Purchaser shall instruct the Solicitors to release the Warranty Retention Loan Notes (or the balance thereof remaining outstanding after settlement of a any Ascertained Claims) to the Vendors' Solicitors on behalf of Mr. Stuart-Menteth and Mrs. Stuart-Menteth on 31 August 2001.

7.    LIMITATION OF LIABILITY

7.1 The maximum aggregate liability of each Datavault Vendor pursuant to the warranties given in Clause 6.1 and contained in Part 3A of the Schedule shall be limited to the amount of the Consideration received by such Datavault Vendor in respect of his Datavault Contract Shares pursuant to this agreement;

7.2 The maximum aggregate liability of Mr. Stuart-Menteth and Mrs. Stuart-Menteth pursuant to the warranties given in Clause 6.2 and contained in Part 3A of the Schedule (so far as they relate to the Minor Datavault Vendors) shall be limited to the amount of the Consideration received by the Minor Datavault Vendors pursuant to this agreement.

7.3 The maximum aggregate liability of the Warrantors in respect of any claims in connection with paragraphs 1 and 2 of Part 3B [General Warranties] of the Schedule shall be limited to the amount of the Consideration received by the Warrantors and the SSL Vendors pursuant to this agreement.

7.4   Save in respect of any claims in connection with paragraphs 1 and 2 of
      Part 3B [General Warranties] of the Schedule the provisions of Part 4A and
      Part 4B of the Schedule shall apply, respectively, to the liability of the Warrantors under:-

      7.4.1 the Warranties and the Tax Covenant; and

      7.4.2 the General Warranties.

7.5 Without prejudice to clause 7.2, the parties acknowledge that the provisions of the Tax Covenant will regulate the liability of the Warrantors under the Tax Warranties as well as under the Tax Covenant.

8.    UNDERTAKINGS BY THE COVENANTORS

8.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Group Companies, each of the Covenantors undertakes, by way of further consideration for the obligations of the Purchaser under this Agreement that neither he nor any of his Associates shall:-

      8.1.1 at any time after the Completion Date, make use of or disclose to any other person (save as required by law and then subject to clause 8.3) any Confidential Information which has:-

            (a)   not come into the public domain; or

            (b) come into the public domain as a consequence, whether directly or indirectly, of a breach of this clause 8.1.1;

      8.1.2 at any time after Completion retain any Confidential Information all of which shall be returned to the Company on or before the Completion Date or if later the termination of the Consultancy Agreement relating to the relevant Covenantor;

      8.1.3 for thirty six months from the Completion Date, solicit or be involved in soliciting or enticing away the employment of any Employee, from the Company (or in the event that any part of the business of the Company is transferred to a member of the Purchaser Group, such member);

      8.1.4 for sixty months from the Completion Date, induce or be involved in attempting to induce any of the suppliers or other persons having dealings with the Company at any time in the 12 months preceding the Completion Date to cease to be suppliers to the Purchaser Group or to have such dealings with the Purchaser Group;

      8.1.5 for sixty months from the Completion Date, solicit or be involved in soliciting, directly or indirectly in competition with the business of the Company (or, in the event that any part of the business of the Company is transferred to a member of the Purchaser Group, such business of that member to the extent that such business is the same or substantially the same as the business of the Company at Completion), custom from any person who has been a customer of the Company at any time in the 12 months preceding the Completion Date;

      8.1.6 for thirty six months from the Completion Date, directly or indirectly carry on be interested or concerned in any business in the United Kingdom of the same nature or which is competitive or likely to be competitive with any business as that carried on by the Company at the Completion Date; or

      8.1.7 at any time hereafter, use or, insofar as they can reasonably do so, allow to be used any trade or business name used by the Company at the Completion Date or any other name intended to be or likely to be confused therewith.

8.2 For the purpose of clause 8.1.6, there shall be disregarded the financial interest of any person in a class of securities which is listed on a recognised investment exchange (as defined in FSA 1986) if that interest, together with that of his Associates, is less than 5 per cent of that class in aggregate.

8.3 It is expressly agreed by the parties hereto that each of the undertakings and covenants contained in clause 8.1 shall be construed as a separate and distinct covenant.

8.4 The undertakings given in clause 8.1 are considered by the parties to be fair and reasonable in all the circumstances but, in the event that any one or more of such undertakings is found to be unenforceable but would be enforceable if some part thereof were deleted or the period or area of application reduced, such undertaking shall apply with such modifications as may be necessary to make it valid and effective.

8.5 The parties hereto recognise that damages will not be a fully effective remedy in respect of any breach of any of the restrictions contained in this Clause 8 and that the Purchaser shall be entitled to apply for injunctive relief in respect of any such breach but without prejudice to any claim for damages in addition.

9.    GUARANTEE

9.1 Subject to the limitations contained in Clauses 9.5 and 9.7 the Trustee hereby unconditionally and irrevocably guarantees to the Purchaser on demand by the Purchaser the full, due and punctual performance and observation by Allerwegen of the obligations of Allerwegen pursuant to the Warranties and the Tax Covenant. In the event of any failure by Allerwegen pursuant to the Warranties and the Tax Covenant to perform or observe such obligations, the Trustee shall be liable for the obligations of Allerwegen arising thereunder as if it were a primary obligor.

9.2   The obligations of the Trustee under this Clause:-

      9.2.1 shall be continuing obligations and shall not be satisfied, discharged or affected by any intermediate payment or settlement of account or any change in the constitution or control of, or the insolvency of, or any liquidation, winding up or analogous proceedings relating to, Allerwegen or any change in the terms, conditions and undertaking on the part of Allerwegen contained in this Agreement; and

      9.2.2 shall not be discharged, prejudiced, lessened, affected or impaired by any act, omission, incapacity or circumstance whatsoever which but for this provision might operate to release or exonerate Allerwegen from all or any part of such obligations or in any way discharge, prejudice, lessen, affect or impair the same.

9.3 The obligations of the Trustee under this Clause 9 will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 9 in whole or in part, including:

      9.3.1 any time or waiver granted to, or composition with, Allerwegen or any other person; or

      9.3.2 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any right against, or security over assets of, Allerween, or any other person, or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; or

      9.3.3 any incapacity or lack of power, authority or legal personality of, or dissolution, or change in members or status of, Allerwegen or any other person; or

      9.3.4 any variation (however fundamental) or replacement of this agreement; and

      9.3.5 any unenforceability, illegality or invalidity of any obligation of any person under this agreement to the intent that the Trustee's obligations under this clause shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity.

9.4 The Trustee waives any right it may have of first requiring the Purchaser to proceed against, or enforce any other rights or security against or claim payment from, Allerwegen before claiming from the Trustee under this Clause 9.

9.5 The aggregate maximum liability of the Trustee as guarantor of the obligations of Allerwegen shall be limited to the extent of the net assets of the SM Jersey Trust from time to time (being the assets of the SM Jersey Trust after proper provisions for taxation and other liabilities, costs and expenses whatever actual or contingent) ("the Trust Net Assets");

9.6 Any right which at any time the Trustee may have as a guarantor under the existing or future laws of the Bailiwick of Jersey to require that recourse be had to the assets of Allerwegen before any claim is enforced against the Trustee in respect of the obligations hereby assumed by it is hereby abandoned and waived and Allerwegen undertakes that if at any time the Purchaser sues the Trustee in respect of any such obligations and Allerwegen is not sued also the Trustee shall not claim that Allerwegen be made a party to the proceedings AND the Trustee agrees to be bound by this present engagement whether or not the Trustee be made a party to legal proceedings for the recovery of the amount due or owing to the Purchaser as aforesaid by Allerwegen and whether the formalities required by any local custom or law whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

9.7 The liabilities of the Trustee under this Agreement shall at all times be limited in accordance with the terms of Article 28(1) of the Trusts (Jersey) Law 1984 (as amended).

9.8 The Trustee may distribute funds from the SM Jersey Trust to Mr. Stuart-Menteth and Mrs. Stuart-Menteth (a "Trust Distribution") but to no other person if in its absolute discretion it decides that it is appropriate to do so. The restriction shall apply to the Trustee for a period of [two] years following Completion provided that if within such period a claim has been made by the Purchaser against Allerwegen pursuant to the Warranties and/or the Tax Covenant the Trustee shall not distribute funds from the SM Jersey Trust to persons other than Mr. Stuart-Menteth or Mrs. Stuart-Menteth to the extent that in doing so the aggregate of the Trust Net Assets and the amounts distributed by the Trustees to Mr. Stuart-Menteth and Mrs. Stuart-Menteth are less than the amount of that claim.

10.   TIME OF THE ESSENCE

      Time is of the essence as regards any date or period mentioned in this agreement.

11.   EXPENSES

      Each of the Vendors and the Purchaser shall meet his own costs, charges and expenses in connection with the negotiation, preparation, execution and completion of this agreement and no Group Company, DHL or SSL shall have any liability in respect of them.

12.   ANNOUNCEMENTS

      Subject to clause 12.2 and other than as required by law or by any competent regulatory body, no announcement or press or other media release regarding the sale and purchase of the Contract Shares may be made unless the form and content thereof is agreed between Mr Stuart Menteth and the Purchaser and, in particular, no details of the Consideration shall be contained in any such announcement.

12.2 Following Completion, the Purchaser shall be entitled to issue notification, in the Agreed Form, of the sale and purchase of the Contract Shares to all employees, customers, suppliers and other persons having dealings with the Company.

13.   ASSIGNATION

12.1 The Purchaser shall be entitled to assign the whole or any part of its right, title and interest in and to this agreement to any member of the Purchaser Group but not otherwise. The Vendors shall not be entitled to assign their rights or obligations under this agreement.

14.   NOTICES

14.1 Any notice required to be given by any party hereto to any other shall be deemed validly served if served by:-

      14.1.1 prepaid registered letter post addressed as set out in Part 1 of the Schedule (in the case of the Vendors or Warrantors) and to the address set out in Clause 14.2 (in the case of the Purchaser) or to such other address in the United Kingdom as may, from time to time, be notified in writing to all the other parties for this purpose;

      14.1.2  personal delivery by hand to such address; or

      14.1.3  by facsimile to the number of the recipient (if any) set out in
              Part 1 of the Schedule (in the case of the Vendors or Warrantors) and to the number set out in clause 14.2 or such other number as may, from time to time, be notified in writing to all other parties for this purpose.

      together (in the case of the Vendors or Warrantors) with a copy of the Vendors' Solicitors marked for the urgent attention of JWM and any notice so served shall be deemed to have been served:-

      (a)     in the case of 14.1.1, two Business Days after posting the same;

      (b)     in the case of 14.1.2, upon delivery; and

      (c) in the case of 14.1.3, two hours after it is sent (if sent before 3.00 p.m. on a Business Day) or 10.00 a.m. on the following Business Day in any other case.

      In proving service, it shall be sufficient to prove that the notice was properly addressed and posted or that delivery took place or that the facsimile message was addressed to the recipient's facsimile number and was properly transmitted (as the case may be).

14.2 Any notice posted, delivered or sent by facsimile to the Purchaser in accordance with clause 13.1 shall be addressed as follows:-

      Pierce Leahy Europe Limited
      c/o Pierce Leahy Corporation
      631 Park Avenue
      King of Prussia
      PA 19406PA

      Facsimile no.: 001 610 992 8394

      and marked for the attention of the President.

15.   GENERAL

15.1 Insofar as not implemented on the Completion Date, this agreement shall remain in full force and effect.

15.2 Neither this agreement nor any documents referred to herein shall be capable of variation unless such variation shall be made in writing and be signed by each of the parties.

15.3 No waiver by any party of any of the requirements hereof or of any of his rights hereunder shall be effective unless given in writing and signed by or on behalf of that party and no forbearance, delay or indulgence by any party in enforcing the provisions of this agreement shall prejudice or restrict the rights of that party nor shall any waiver by any party of any of the requirements hereof or any of his rights hereunder release the other(s) from full performance of their obligations stated herein.

15.4 The Purchaser may release or compromise the liability of any of the Vendors or Warrantors under this agreement or grant to any Vendor or Warrantor time or other indulgence without affecting the liability of any other Vendor or Warrantor hereunder.

15.5 The rights and remedies provided in this agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

15.6 Each provision of this agreement shall be construed separately and (save as otherwise expressly provided herein) none of the provisions hereof shall limit or govern the extent, application or construction of any other of them and, notwithstanding that any provision of this agreement may prove to be unenforceable, the remaining provisions of this agreement shall continue in full force and effect.

15.7 This agreement and any document referred to as being in the Agreed Form constitute the entire agreement in relation to the subject matter thereof among the parties and supersede any previous agreement among the parties.

15.8 In the event of default by any party in paying any monies due under this agreement, the defaulting party shall pay interest thereon at the rate of 4% per annum above the base rate for the time being of The Royal Bank of Scotland plc and that from the date of default until all such monies (and all interest thereon) have been paid in full.

15.9 All sums payable by the Purchaser hereunder shall be paid in full without any set-off or counterclaim.

16.     TOAD HALL TRUSTEES

16.1 The aggregate maximum liability of the Toad Hall Trustee under this Agreement shall be limited to the extent of the net assets of the Toad Hall Trust from time to time (being the assets of the Toad Hall Trust after proper provisions for taxation and other liabilities, costs and expenses whatever actual or contingent.

16.2 The liabilities of the Toad Hall Trustee under this Agreement shall at all times be limited in accordance with the terms of Article 28(1) of the Trusts (Jersey) Law 1984 (as amended),

17.     SPECIFIC UNDERTAKINGS

17.1.1 The Warrantors jointly and severally undertake to the Purchaser that in the event that the Company becomes liable for local authority rates as a result of the Company's occupation of the Greenock Property at any time prior to 30 April 2001 then the Warrantors shall pay to the Purchaser (either by way of cancellation of an equal number of the Loan Notes or by a payment in cash to the Purchaser at the election of the Warrantors) an amount equal to such liability for local authority rates in respect of the period ending on 31 March 2000; but in respect of the period from 28 February 1999 to 31 March 2000 excluding such amount as is attributable to any change in the nature of the Company's occupation of the Greenock Property.

17.1.2 The Purchaser shall not (and shall ensure that the Company shall not) make any enquiries to or have any contact with the relevant rating authority in relation to the business rates on the Greenock Property. In the event that the Purchaser or the Company receives any communication from the rating authority the Purchaser shall notify Mr. Stuart-Menteth forthwith, and the Purchaser shall (or shall ensure that the Company shall) fully delegate the negotiation of the liability of the Company for rates in respect of the Greenock Property to Mr. Stuart-Menteth. Mr. Stuart-Menteth will consult fully with the Purchaser in respect of such negotiations. The Warrantors shall be liable for any professional costs incurred in such negotiations with the Rating Authority.

17.1.3 The Warrantors shall not be liable to the Purchaser pursuant to this Clause 17.1 to the extent that the Purchaser fails to comply with its obligations pursuant to this Clause.

17.1.4 The remedy provided by this clause 17.1 shall be the sole remedy available to the Purchaser under this Agreement (including without limitation the Warranties) and/or the Tax Covenant arising from or relating to the failure by the Company to have paid rates in respect of the Greenock Property.

17.2.1 The Warrantors jointly and severally undertake to the Purchaser to pay to the Purchaser in accordance with the terms of Clause 17.2.2 only an amount of (pound)2,000,000 in the event that on or before 28 February 2003:- the Company is prevented from carrying on its business (as carried on by it at the Completion Date) from the Greenock Property as a result of an enforcement notice, stop notice, interdict or an order having equivalent effect issued by the relevant planning authority in respect of the Greenock Property directly as a result of failure to have or obtain planning permission (whether temporary or permanent) for the occupation of the Greenock Property by the Company for the carrying on of the business of the Company as carried on by it at the Completion Date;

17.2.2  In the event of a successful claim by the Purchaser pursuant to Clause
        17.2.1 the Purchaser shall cancel the Property Retention Loan Notes. Such cancellation shall be deemed to be a reduction of the Consideration.

17.2.3 In the event that there is no successful claim by the Purchaser pursuant to clause 17.2.1 on or before 28 February 2003 or, if earlier, Mr. Stuart-Menteth has obtained the requisite planning permission pursuant to Clause 17.2.5 the Purchaser shall instruct the Solicitors to release the Property Retention Loan Notes to the Vendors' Solicitors on behalf of Mr. Stuart-Menteth and Mrs. Stuart-Menteth forthwith.

17.2.4 Interest due under the Property Retention Loan Notes will be payable to Mr. Stuart-Menteth and Mrs. Stuart-Menteth in accordance with the terms thereof;

17.2.5 The Warrantors and the Purchaser agree that Mr. Stuart-Menteth shall be instructed on behalf of the Company (and the Purchaser shall procure that Mr. Stuart-Menteth is so instructed by the Company) to seek permanent, or failing which temporary, planning permission (to be decided in the discretion of Mr. Stuart-Menteth acting reasonably) for a period of four years (commencing from the Completion Date), for change of use of the Greenock Property to permit the Company to occupy the Greenock Property for the conduct of its business as carried on by it at the Completion Date. Mr Stuart-Menteth shall use all reasonable endeavours to submit an appropriate application for such planning permission by 30 September 1999 and will keep the Purchaser fully informed as to the progress of such application. The Purchaser shall ensure that the Company gives full assistance to the Warrantors in relation to the pursuit of such planning change of use. Mr. Stuart-Menteth shall be liable for all professional fees incurred in relation to obtaining any such change of use.

17.2.6 The Warrantors shall not be liable under this clause in the event of the Purchaser failing to fulfil its obligations pursuant to this Agreement.

17.2.7 The remedy provided by this clause 17.2 shall be the sole remedy available to the Purchaser pursuant to this Agreement (including without limitation the Warranties) and/or the Tax Covenant arising from or relating to the failure of the Company to have appropriate planning permission in respect of the Greenock Property.

17.2.8 In the event of the occurrence of the event set out in Clause 17.2.lMr. Stuart-Menteth shall be liable for the future rights and obligations of the Company under the agreement relating to the Greenock Property referred to in paragraph 2 of Part 5 of the Schedule ("the Greenock Agreement") with effect from the New Property Date. Subject to obtaining the consent of the landlord of the Greenock Property on terms acceptable to the Purchaser and Mr. Stuart-Menteth (both parties being obliged to act reasonably in determining the acceptability of such terms) the Purchaser shall grant and Mr. Stuart-Menteth shall accept (without consideration) an assignation of the rights and obligations of the Company under the Greenock Agreement with effect from the New Property Date. Mr. Stuart-Menteth shall have no liability (and the Purchaser shall procure that he shall be indemnified to his reasonable satisfaction) in respect of any breaches or failures to comply with the terms of the Greenock Agreement in the period prior to the New Property Date. Both parties shall use all reasonable endeavours to obtain the consent of the Landlords to such assignation as soon as reasonably practicable following the occurrence of the event set out in Clause
        17.2.1 In the event that such consent is not obtained the Purchaser shall ensure that the Company shall hold all its rights in respect of the Greenock Property on trust for Mr. Stuart-Menteth and shall comply with all reasonable requests of Mr. Stuart-Menteth in relation to the Greenock Property including without limitation, the sub-letting or further assignation of the rights and obligations in respect thereof.

17.2.9 For the avoidance of doubt in the event of the planning permission referred to in Clause 17.2.2 being obtained prior to the event referred to in Clause 17.2.1 occurring the Warrantors shall have no further liability under this Clause 17.2.

17.2.10 In this Clause the New Property Date shall mean the date upon which the Company shall, following the occurrence of the event set out in Clause 17.2.1, commence paying rent (and not a concessionary rent) on the property occupied by it as a replacement for the Greenock Property. The Purchasers shall ensure that the Company uses all reasonable endeavours to ensure that the New Property Date takes place as late as possible.

18.     GOVERNING LAW AND SUBMISSION TO JURISDICTION

        This agreement shall be construed and receive effect in accordance with the law of Scotland and, in so far as not already subject thereto, the parties hereto submit to the non-exclusive jurisdiction of the Scottish courts.

IN WITNESS WHEREOF these presents consisting of this and the preceding 32 pages and the Schedule annexed and subscribed as relative hereto are executed as follows;-.

Signed on behalf of ALLERWEGEN HOLDINGS
BV by its duly authorised attorney James
Waugh McGinn in the presence of:-

Witness /s/ Stuart Barr                   /s/ James W. McGinn
                                              (as attorney)
Name Stuart Barr

Address 152 Bath Street

Signed by CHARLES GREAVES
STUART-MENTETH in the presence of

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth

Name Stuart Barr

Address 152 Bath Street

Signed on behalf of NICOLA MARY JANE
STUART-MENTETH in the presence of:-

Witness /s/ Stuart Barr                   /s/ N Stuart-Menteth

Name Stuart Barr

Address 152 Bath Street

Signed on behalf of EAGLE TRUSTEES LIMITED as Trustee for the Toad Hall Trust by its duly authorised attorney James Waugh McGinn in the presence of:-

Witness /s/ Stuart Barr                   /s/ James W. McGinn
                                              (as attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of JONATHAN ARBON by his duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of GAVIN BURT by his duly authorised attorney John Carter in the presence of:-

Witness /s/ Stuart Barr                   /s/ John Carter (Attorney)

Name Stuart Barr

Address 152 Bath Street

Signed on behalf of DEBORAH ANNE LONG by her duly authorised attorney John Gerrard Carter in the presence of:-

Witness /s/ Stuart Barr                   /s/ John Carter (Attorney)

Name Stuart Barr

Address 152 Bath Street

Signed by JOHN GERRARD CARTER in the
presence of:-

Witness /s/ Stuart Barr                   /s/ John Carter (Attorney)

Name Stuart Barr

Address 152 Bath Street

Signed by JOHN GERRARD CARTER and
RACHEL MARY MARGRET CARTER (acting by
her duly authorised attorney John Gerrard Carter)
as trustees of THE JOHN CARTER TRUST in the
presence of:-                             /s/ John Carter

Witness /s/ Stuart Barr                   /s/ John Carter (Attorney)

Name Stuart Barr

Address 152 Bath Street

Signed by JOHN GERRARD CARTER and
RACHEL MARY MARGRET CARTER (acting by
her duly authorised attorney John Gerrard Carter)
as trustees of THE CARTER FAMILY TRUST in
the presence of:-                         /s/ John Carter

Witness /s/ Stuart Barr                   /s/ John Carter (Attorney)

Name Stuart Barr

Address 152 Bath Street

Signed on behalf of RACHEL MARY MARGRET
CARTER (by her duly authorised attorney John
Gerrard Carter) in the presence of:-

Witness /s/ Stuart Barr                   /s/ John Carter (Attorney)

Name Stuart Barr

Address 152 Bath Street

Signed on behalf of JASON KING by his duly authorised attorney John Carter in the presence of:-

Witness /s/ Stuart Barr                   /s/ John Carter (Attorney)

Name Stuart Barr

Address 152 Bath Street

Signed on behalf of FLEUR DENISE ALVARES by her duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of -

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of AUDREY LENNOX by her duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of HARLEY HAMILTON
MARSHALL by his duly authorised attorney
Charles Greaves Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of SUSAN MARSHALL by her duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of LINDA SLOGGETT by her duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of DAVID SLOGGETT by his duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of STEVEN SMITH by his duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name Stuart Barr

Address 152 Bath Street

Signed on behalf of ALICE STUART-MENTETH by her duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name

Address

Signed on behalf of CELIA STUART-MENTETH by her duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name

Address

Signed on behalf of KENNETH WILLIAMS by his duly authorised attorney Charles Greaves
Stuart-Menteth in the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name

Address

Signed on behalf of BARBARA WILLIAMS by her duly authorised attorney Charles Greaves
Stuart-Menteth the presence of:-

Witness /s/ Stuart Barr                   /s/ Charles Greaves Stuart-Menteth
                                              (Attorney)
Name

Address

Signed on behalf of JEREMY BARWICK by his duly authorised attorney Andrew Donovan Lyle
Price in the presence of:-

Witness /s/ Stuart Barr                   /s/ Andrew Donovan Lyle Price
                                              (ATTORNEY)
Name

Address

Signed on behalf of STEVEN RICHARD BRANN by his duly authorised attorney Andrew Donovan
Lyle Price in the presence of:-

Witness /s/ Stuart Barr                   /s/ Andrew Donovan Lyle Price
                                              (ATTORNEY)
Name

Address

Signed on behalf of PIERCE LEAHY EUROPE
LIMITED by Joseph P. Linaugh director     /s/ Joseph P. Linaugh
and Ross Engelman director/secretary      -----------------------------
                                          Director

                                          /s/ Ross Engelman
                                          -----------------------------
                                          Director/Secretary

Signed on behalf of EAGLE TRUSTEES LIMITED as sole trustee of THE STUART-MENTETH
FAMILY TRUST by its duly authorised attorney
James Waugh McGinn in the presence of:-

Witness /s/ Stuart Barr                   /s/ James W. McGinn
                                              (as attorney)
Name

Address

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING AGREEMENT AMONG CHARLES GREAVES STUART-MENTETH AND OTHERS (1) PIERCE LEAHY EUROPE LIMITED (2) and EAGLE TRUSTEES LIMITED AS THE SOLE TRUSTEES OF THE STUART-MENTETH FAMILY TRUST(3)

                                    SCHEDULE

                                     PART 1

                                   The Vendors

                                     Part 1A

                                 The DHL Vendors

Name & Address                    No. of Shares in DHL        Class of Shares       Share of         Loan Notes         Cash
                                                                   in DHL         Consideration       ((pound))       ((pound))
                                                                                    ((pound))

Allerwegen Holdings B.V.                  498               Ordinary shares of      7,944,391            Nil          7,944,391
                                                               (pound)1 each

Registered Office:-
ABN Amro Trust Company
(Nederland) B.V.
'Atrium'
Strawinskylaan 3105
7th Floor ZX
Amsterdam
The Netherlands

Charles Greaves Stuart-Menteth            251               Ordinary shares of      4,004,101         4,004,101          Nil
Monkcastle House                                               (pound)1 each
Kilwinning
Ayrshire
KA13 6PN

Nicola Mary Jane Stuart-Menteth           251               Ordinary shares of      4,004,101         4,004,101          Nil
Monkcastle House                                               (pound)1 each
Kilwinning
Ayrshire
KA13 6PN

                                                                         Part 1B

                                 The SSL Vendors

Name & Address                    No. of Shares in SSL        Class of Shares       Share of         Loan Notes         Cash
                                                                   in SSL         Consideration       ((pound))       ((pound))
                                                                                    ((pound))

Eagle Trustees Limited*                   2                 Ordinary Shares of      1,460,955            Nil          1,460,955
As trustee for the Toad Hall Trust                             (pound)1 each
Eagle House
Don Road
St Helier,
Jersey

* 1 of these shares held by nominee, Eagle Nominees Limited of Eagle House, Don Road, St. Helier, Jersey JE1 4HU

                                     Part 1C

                              The Datavault Vendors

Name & Address                    No. of Shares in the        Class of Shares       Share of         Loan Notes         Cash
                                       Company                in the Company      Consideration       ((pound))       ((pound))
                                                                                    ((pound))

Jonathan Arbon                             500               A Ordinary Shares         24,326            16,542          7,784
The House                                                   of (pound)0.10 each
Lochmaben Road
The Old Crookston Railway
Crookston
Glasgow G52 3NG

Gavin Burt                               4,935               A Ordinary Shares        240,102           227,939         12,163
13 Breandown Avenue                                         of (pound)0.10 each
Hemleaze
Bristol
Avon BS9 4JE

Deborah Anne Long                          450               A Ordinary Shares         21,894               Nil         21,894
                                                            of (pound)0.10 each
13 Breandown Avenue
Hemleaze
Bristol
Avon BS9 4JE

John Gerrard Carter                     35,754               A Ordinary Shares      1,739,539         1,720,393         19,146
Parsonage Farm                                              of (pound)0.10 each
Crosscombe
Dinder
Nr Wells
Somerset BA5 2PE

John Gerrard Carter and                 15,547               A Ordinary Shares        756,408           756,408            Nil
Rachel Mary Margret Carter                                  of (pound)0.10 each
as trustees of the John Carter Trust
Parsonage Farm
Crosscombe
Dinder
Nr Wells
Somerset BA5 2PE

John Gerrard Carter and                  5,183               A Ordinary Shares        252,168               Nil        252,168
Rachel Mary Margret Carter                                  of (pound)0.10 each
as trustees of the Carter Family Trust
Parsonage Farm
Crosscombe
Dinder
Nr Wells
Somerset BA5 2PE

Rachel Mary Margret Carter               1,500               A Ordinary Shares         72,980            48,653         24,327
Parsonage Farm                                              of (pound)0.10 each
Crosscombe
Dinder
Nr Wells
Somerset BA5 2PE

Jason King                               3,336               A Ordinary Shares        162,307           154,279          8,028
13 Breandown Avenue                                         of (pound)0.10 each
Hemleaze
Bristol
Avon BS9 4JE

Fleur Denise Alvares                       165               A Ordinary Shares          8,028               Nil          8,028
13 Breandown Avenue                                         of (pound)0.10 each
Hemleaze
Bristol
Avon BS9 4JE

Audrey Lennox                              500               A Ordinary Shares         24,327            17,029          7,298
138 Curtis Avenue                                           of (pound)0.10 each
Kings Park
Glasgow
G44 4NP

Harley Hamilton                            500               A Ordinary Shares         24,327            18,245          6,082
Marshall                                                    of (pound)0.10 each
Broadlie House
Dalry
Ayrshire
KA24 5HP

Susan Marshall                             500               A Ordinary Shares         24,327            18,245          6,082
Broadlie House                                              of (pound)0.10 each
Dalry
Ayrshire
KA24 5HP

Linda Sloggett                             350               A Ordinary Shares         17,029             9,731          7,298
Camilla                                                     of (pound)0.10 each
Station Road
Lochgelly
Fife
KY5 9QX

David Sloggett                             150               A Ordinary Shares          7,298               Nil          7,298
Camilla                                                     of (pound)0.10 each
Station Road
Lochgelly
Fife
KY5 9QX

Steven Smith                               500               A Ordinary Shares         24,327            17,029          7,298
138 Curtis Avenue                                           of (pound)0.10 each
Kings Park
Glasgow
G44 4NP

Alice Stuart-Menteth                     2,400               A Ordinary Shares        116,767           116,767            Nil
Monkcastle House                                            of (pound)0.10 each
Kilwinning
Ayrshire
KA3 6PN

Celia Stuart-Menteth                     2,400               A Ordinary Shares        116,767           116,767            Nil
Monkcastle House                                            of (pound)0.10 each
Kilwinning
Ayrshire
KA3 6PN

Kenneth Williams                         1,850               A Ordinary Shares         90,008            82,710          7,298
23 Mayfield Avenue                                          of (pound)0.10 each
Clarkston
Glasgow G76 7AW

Barbara Williams                           150               A Ordinary Shares          7,298               Nil          7,298
23 Mayfield Avenue                                          of (pound)0.10 each
Clarkston
Glasgow
G76 7AW

Jeremy Barwick                           1,595               A Ordinary Shares         77,601            69,817          7,784
Hollybrook                                                  of (pound)0.10 each
Spring Wood Lane
Burfield Common
Reading RG7 3DS

Steven Richard Brann                       160               A Ordinary Shares          7,784               Nil          7,784
Hollybrook                                                  of (pound)0.10 each
Spring Wood Lane
Burfield Common
Reading RG7 3DS

                                     Part 1D

Sophie Stuart-Menteth                    3,400               A Ordinary Shares        165,420           158,122          7,298
Monkcastle House                                            of (pound)0.10 each
Kilwinning
Ayrshire KA3 6PN

Harriet Stuart-Menteth                   3,400               A Ordinary Shares        165,420           158,122          7,298
Monkcastle House                                            of (pound)0.10 each
Kilwinning
Ayrshire KA3 6PN

------------------------------------------------------------------------------------------------------------------------------
Total                                        -              -                      21,560,000        11,715,000      9,845,000

* Held by nominee -- The Shareholding & Investment Trust Limited a/c designation SS-M, 152 Bath Street, Glasgow G2 4TB

** Held by nominee -- The Shareholding & Investment Trust Limited a/c designation HS-M, 152 Bath Street, Glasgow G2 4TB

                                     PART 2

                                     Part 2A

                                   The Company

1.    Name                    Datavault Limited

2.    Date of Incorporation:  29 October 1982

3.    Former names and dates  Lorami Limited -- 21 September 1983
      of Changes:             Omnix Systems (Glasgow) Limited -- 18 September
                              1986
                              Re-registered as a public company -- 7 September
                              1995 Re-registered as a private company -- 24
                              November 1998

4.    Registered Number:      80642

5.    Registered Office:      152 Bath Street, Glasgow

6.    Authorised Share        (pound)450,000 comprising 1,500,000 A ordinary
      Capital:                shares of (pound)0.10 each; 1,500,000 B ordinary
                              shares of (pound)0.10 each and 1,500,000 C ordinary shares of (pound)0.10 each

7.    Issued Share            (pound)45,008.10 comprising 450,081 A ordinary
      Capital:                shares of(pound)0.10 each

8.    Directors:              John Gerrard Carter
                              Harley Hamilton Marshall
                              Andrew Donovan Lyle Price
                              Charles Greaves Stuart-Menteth
                              Nicola Mary Jane Stuart-Menteth

9.    Secretary:              Charles Greaves Stuart-Menteth

10.   Auditors:               PricewaterhouseCoopers, Kintyre House, 209 West
                              George Street, Glasgow G2 2LW

11.   Charges:                (A)   9 February 1987 Bond and Floating
                                    Charge created, registered 24 February
                                    1987. Amount secured -- all sums due or
                                    to become due from the Company to the
                                    chargee. Property charged --
                                    undertaking and all property and assets
                                    present and future of the Company
                                    including uncalled capital. Persons
                                    entitled to the charge -- the Royal
                                    Bank of Scotland plc at 36 St Andrew
                                    Square, Edinburgh.

                              (B)   3 December 1996 Rent Deposit Deed
                                    created, registered 23 December 1996.
                                    Amount secured -- all sums doe or to
                                    become due. Property charged -- 3
                                    months rent under a lease dated 3rd
                                    December 1996 between the Landlord and
                                    Datavault plc. Persons entitled to the
                                    charge -- Derwent Valley Property
                                    Investments Limited at 87 Wimpole
                                    Street, London W1M 7DB

                                     Part 2B

                                       DHL

1.    Name:                   Datavault Holdings Limited

2.    Date of Incorporation:  25th September 1998

3.    Former names and        Kelwade Limited, 2nd December 1998.
      dates of Changes:

4.    Registered Number:      3638141

5.    Registered Office:      Bloxam Court, Corporation Street, Rugby,
                              Warwickshire, CV21 2DU

6.    Authorised Share        (pound)1,000
      Capital:

7.    Issued Share            (pound)1,000
      Capital:

8.    Directors:              Charles Greaves Stuart-Menteth
                              Nicola Mary Jane Stuart-Menteth

9.    Secretary:              Charles Greaves Stuart-Menteth

10.   Auditors:               None

11.   Charges:                None

                                     Part 2C

                                       SSL

1.    Name:                   Silver Sky Limited

2.    Date of Incorporation:  19 November 1998

3.    Former names and        None
      dates of Changes:

4.    Registered Number:      73000

5.    Registered Office:      Eagle House, Don Road, St Helier, Jersey, JE 1 4HU

6.    Authorised Share        (pound)10,000
      Capital:

7.    Issued Share            (pound)2
      Capital:

8.    Directors:              Andrew Donovan Lyle Price

9.    Secretary:              Charles Greaves Stuart-Menteth

10.   Auditors:               None

11.   Charges:                None

                                     Part 2D

                                The Subsidiaries

1.    Name:                   Datavault Northwest Limited

2.    Date of Incorporation:  3rd February 1993

3.    Former names and        None
      dates of Changes:

4.    Registered Number:      142441

5.    Registered Office:      152 Bath Street, Glasgow, G2 4TB

6.    Authorised Share        (pound)150,000
      Capital:

7.    Issued Share            (pound)150,000
      Capital:

8.    Directors:              John Gerrard Carter
                              Charles Greaves Stuart-Menteth

9.    Secretary:              Charles Greaves Stuart-Menteth

10.   Auditors:               None.

11.   Charges:                Bond and Floating Charge in favour of the Royal
                              Bank of Scotland plc, created 10th December 1993, registered 24th December 1993, for all sums due or to become due, over the whole undertaking and property and assets of the company, present and future.

1.    Name:                   Datavault Southwest Limited

2.    Date of Incorporation:  3rd March 1992

3.    Former names and        None
      dates of Changes:

4.    Registered Number:      2693403

5.    Registered Office:      c/o Levan & Co, 1 York Court, Upper York Street,
                              Bristol B52 8QF

6.    Authorised Share        (pound)150,000
      Capital:

7.    Issued Share            (pound)150,000
      Capital:

8.    Directors:              John Gerrard Carter
                              Charles Greaves Stuart-Menteth

9.    Secretary:              John Gerrard Carter

10.   Auditors:               None

11.   Charges:                None

                                     PART 3A

                       Warranties by the Datavault Vendors

1. There is no subsisting right to acquire or right of first refusal over nor any security or encumbrance on, over or affecting the Datavault Contract Shares set opposite his name in Part 1C or 1D (as the case may be) of the Schedule and there is no commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

2. He is entitled to sell and transfer the full legal and beneficial ownership in the Datavault Contract Shares set opposite his name in Part 1C or 1D (as the case may be) of the Schedule to the Purchaser on the terms set out in this Agreement.

                                         PART 3B

                                  The General Warranties

1.      INFORMATION AND CAPACITY

1.1 All information contained in the recitals to this agreement and parts 1 and 2 of the Schedule is true and accurate.

1.2 The print of the memorandum and articles of association of the Company, DHL, SSL and the Subsidiaries annexed to the Disclosure Letter is accurate and complete in all respects and includes copies of all resolutions and agreements which require to be attached thereto in terms of section 380(2) of the Companies Act.

1.3 Each of the DHL Vendors, the Trustee and the SSL Vendors has the requisite power and authority to enter into and perform this Agreement.

1.4 This agreement constitutes binding obligations of the DHL Vendors, the Trustee and the SSL Vendors in accordance with their respective terms.

1.5 The execution and delivery of, and the performance by the DHL Vendors, the Trustee and the SSL Vendors of their respective obligations under, this agreement will not:-

        (i) result in a breach of any provision of the memorandum or articles of association of any of the DHL Vendors or SSL Vendors;

        (ii) result in a breach of, or constitute a default under, any instrument to which any of the DHL Vendors, the Trustee or the SSL Vendors is a party or by which any of the DHL Vendors, the Trustee or the SSL Vendors is bound; or

        (iii) result in a breach of any order, judgment or decree of any court or governmental agency to which the DHL Vendors, the Trustee or the SSL Vendors is a party or by which any of the DHL Vendors, the Trustee or the SSL Vendors is bound; or

        (iv)    result in a breach or constitute a default under the Toad Hall
                Trust.

2.      THE CONTRACT SHARES

2.1 The Datavault Contract Shares, the DHL Datavault Shares and the SSL Datavault Shares constitute the whole of the allotted and/or issued share capital of the Company.

2.2 The DHL Contract Shares constitute the whole of the allotted and/or issued share capital of DHL.

2.3 The SSL Contract Shares constitute the whole of the allotted and/or issued share capital of SSL.

2.4 There is no subsisting right to acquire right of refusal over nor any security or encumbrance on, over or affecting, any share whether or not allotted or issued at the date hereof or loan capital of the Company, DHL or SSL, there is no commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

2.5 The DHL Vendors are entitled to sell and transfer the full legal and beneficial ownership in the DHL Contract Shares to the Purchaser on the terms set out in this agreement.

2.6 The SSL Vendors are entitled to sell and transfer the full legal and beneficial ownership in the SSL Contract Shares to the Purchaser on the terms set out in this Agreement.

3.      DHL and SSL

3.1 DHL has not traded since its incorporation, has not entered into any agreements and has no assets (other than the DHL Datavault Shares) and no liabilities actual or contingent (other than the DHL Contract Shares), all of which have been fully paid.

3.2 SSL has not traded since its incorporation, has not entered into any agreements and has no assets (other than the SSL Datavault Shares) or liabilities actual or contingent (other than the SSL Contract Shares), all of which have been fully paid.

4.      SUBSIDIARIES

4.1 The Company has not at any time had any subsidiaries or subsidiary undertakings other than the Subsidiaries and the Company has not at any time been a subsidiary or subsidiary undertaking of another body corporate other than DHL.

4.2 The Company does not hold or own any share or other capital (and is not otherwise a member) of any company or corporation (other than the Subsidiaries) and is not a member of any partnership or unincorporated company or association.

4.3 The legal and beneficial ownership of all the issued share capital of the Subsidiaries is vested in the Company.

4.4 Neither of the Subsidiaries are currently trading and have no outstanding liabilities actual or contingent other than to the Company.

5.      CONTRACTS AND LIABILITIES

5.1 There are attached to the Disclosure Letter a true copy of or a description (which does not omit any material right or obligation) of the following:-

        (a) every contract to which the Company is a party falling within any of the following descriptions and which is in force or outstanding in any respect, namely:-

                (i)     every Material Customer Contract;

                (ii)    every Material Supplier Contract;

                (iii) contracts entered into otherwise than in the ordinary course of trading;

                (iv)    contracts with agents or distributors;

                (v) contracts with any of the Vendors and/or an Associate of a Vendor (other than contracts of employment);

                (vi) hire, hire-purchase, lease and similar agreements in respect requiring payments in excess of (pound)2,000 per annum; or

                (vii) every joint venture agreement or arrangement under which it is to participate with any other person in any business.

        (b) each outstanding guarantee (if any) granted by the Company or Subsidiaries in respect of the obligations of a third party;

        (c) each outstanding guarantee (if any) granted by a third party in respect of the obligations of the Company or Subsidiaries.

5.2 The Company is not in material breach of any Material Contract to which it is a party and, so far as the Warrantors are aware, no other party to any such Material Contract is in material breach of any such contract.

5.3 The Company is not a party to any Material Customer Contract which is, by reason of any change in the ownership or beneficial ownership of the Contract Shares (or any of them), either to be:-

        (a) terminated or to become terminable by any party on a date earlier or later than it would, but for such change, be liable to be terminated; or

        (b)     subject to any change in the applicable terms thereof.

5.4 The Company has not given any power of attorney or any other authority (express, implied or ostensible) which is still effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of Employees to enter into routine trading contracts in the normal course of their duties).

6.      ACCOUNTS

6.1     The Accounts -

        (a) have been prepared in accordance with the requirements of the relevant statutes and in accordance with all statements of standard accounting practice, financial reporting standards and generally accepted accounting principles in the United Kingdom;

        (b) show a true and fair view of the financial position and of the state of affairs of the Company as at the Accounts Date; and

        (c) are not affected by any material unusual exceptional or non-recurring items.

6.2 Proper and consistent records of the Company, DHL, SSL and Subsidiaries have been kept in accordance with law and all such records including the register of members and other statutory books are up to date in all material respects and in the possession of the Company.

6.3 No changes in the Company's and Subsidiaries' accounting policies or in the method of application of those policies or in the bases of accounting have been made during the three financial periods ended on the Accounts Date and no changes in the Company's and Subsidiaries accounting policies or in the method of application of those policies or in the bases of accounting have been made since the Accounts Date.

7.      PERIOD SINCE THE ACCOUNTS DATE

        During the period from and including the Accounts Date until Completion:-

        (a) no distribution by way of dividend, bonus or otherwise on the issued share capital of the Company has been made;

        (b)     no loan capital has been created or issued by the Company;

        (c) the business of the Company has been carried on in the ordinary, proper and usual course without any material interruption or alteration;

        (d) there has been no material adverse change in the financial or trading position of the Company;

        (e) the Company has not incurred capital expenditure in excess of (pound)750,000 in aggregate;

        (f) the Company has not entered into a contract with any of the Vendors and/or an Associate of a Vendor other than in the course of the Vendor's employment with the Company.

        (g) save as disclosed repaid or agreed to repay or redeem any shares or any class of its share capital or otherwise reduced or agreed to reduce its share capital or any class thereof;

        (h)     save as disclosed, purchased any of its own shares; and

        (i) save in so far as provision was made in the Accounts the book debts of the Company as at the Accounts Date have realised their full value.

8.      MANAGEMENT ACCOUNTS

        The Management Accounts have been prepared on a basis consistent with the Accounts (save that they are prepared in relation to the Company only and not on a consolidated basis and that no provision is made for Taxation therein) and fairly present the all assets and liabilities of the Company as at the date thereof.

9.      ASSETS

9.1 Except for assets disposed of by the Company in the ordinary course of trading or those assets detailed in the Disclosure Letter as being subject to hire, hire-purchase, lease or similar arrangement the Company is the legal and beneficial owner of all assets included in the Accounts and all assets acquired by the Company since the Accounts Date and there is no security, mortgage, lien, charge, pledge or hypothecation (or agreement to create the same) on the undertaking, property or assets of the Company or any part thereof.

9.2 The assets owned by the Company together with assets held under the hire purchase, leasing or rental agreements listed in the Disclosure Letter comprise all assets considered by the Warrantors to be necessary for the continuation of the business of the Company as now carried on.

9.3 All fixed and loose plant, machinery, vehicles and other equipment used in connection with the business of the Company at Completion;

        9.3.1 are in good and safe state of repair and condition and satisfactory working order having regard to their age and usage and have been regularly and properly maintained in accordance with the Company's usual practices;

        9.3.2 are not considered by the Warrantors to any material extent to be surplus to requirements;

        9.3.3   are in its possession and control; and

        9.3.4 (other than vans which will be replaced in accordance with the usual policy of the Company) are not expected to require replacements in accordance with the usual policy of the Company at a cost in aggregate for all such items (other than vans) in excess of (pound)100,000 within twelve months from the date of this agreement.

9.4 Details of all maintenance contracts in place in respect of the assets referred to in Clause 9.3 involving payments of greater than (pound)2,000 per annum are set out in the Disclosure Letter.

10.     INSURANCES

10.1 The schedule of insurances appended to the Disclosure Letter discloses all insurances effected by the Company and in force at the Completion Date.

10.2 There is no insurance claim pending or outstanding and, so far as the Warrantors are aware, there are no subsisting circumstances which may give rise to any such claim.

10.3 The Company is now and has in the immediately preceding three years been reasonably covered against accident, damage, injury, third party loss (including product liability) and other risks normally insured against by persons carrying on the same business in Great Britain.

10.4 All insurance set out in the schedule of insurances appended to the Disclosure Letter is currently in full force and effect, and so far as the Warrantors are aware nothing has been done or omitted to be done by the Company which would make any such policy of insurance void or voidable.

11.     INVESTIGATIONS

        To the best of the Warrantors' knowledge and belief, the affairs of the Company have not in the period of 5 years immediately preceding Completion been the subject of an investigation by the Inland Revenue or the Department of Trade and Industry (or its predecessors) under statutes relating to Taxation or the Companies Act or other applicable law or regulation or any governmental or other body and as far as the Warrantors are aware there are no circumstances likely to give rise to such investigation or enquiry.

12.     EMPLOYEES

12.1    The Company has no employees other than the Employees.

12.2 The employment agreements with the Employees can all be determined without compensation (except any sums which may be payable by virtue of law including, without prejudice to such generality, ERA 1996) by such notice as is required under the terms of ERA 1996 and in any event not more than three months.

12.3 No Senior Employee of the Company has given notice, or is under notice, of dismissal.

12.4 The Company has not incurred any liability for breach of any contract of service, for redundancy payment or for compensation for wrongful or unfair dismissal or in respect of any discrimination (howsoever arising) in respect of which any claim is outstanding at the date of this Agreement and, so far as the Warrantors are aware, there are no subsisting circumstances which may give rise to any such claim.

12.5 The Company is not involved in any industrial or trade dispute with the Employees (or a material number or category of them) or any trade union or other organisation and there are no subsisting circumstances which may give rise to any such dispute.

12.6 Summary details of the bonus arrangements with the Employees operated by the Company are set out in the Disclosure Letter.

12.7 The Employees are not entitled to (and do not) participate in any share option or share incentive schemes.

12.8 There are no Employees the length of whose employment for the purposes of redundancy payments would include any employment by any other person, firm or company prior to their employment with the Company.

12.9 The details of the Employees set out in the Disclosure Letter are true and accurate in all material respects and, without prejudice to the foregoing, disclose all material benefits paid to and/or in respect of the Employees by the Company.

12.10 There are no agreements or other arrangements (whether or not legally binding) between the Company and any trade union or other body representing the Employees.

12.11 The Group has in relation to each of the Employees (and so far as relevant to each of its former employees):

        12.11.1 so far as the Warrantors are aware complied with all obligations imposed upon it by the Employment Rights Act 1996, the Trade Union and Labour Relations (Consolidation) Act 1992 and the Sex Discrimination Act 1975 and any other statute regulation relevant to relations between the Company and its employees and any trade union recognised by the Company; including but without limitation Health and Safety (Display Screen Equipment) Regulations 1992;

        12.11.2 complied with all collective agreements for the time being having effect with regard to industrial relations or the conditions of service of its employees;

        12.11.3 complied with all relevant orders and awards made by any court or tribunal in relation to its employees;

        12.11.4 maintained adequate and suitable records of the service of each of its employees.

13.     LITIGATION AND OTHER CLAIMS

13.1 The Company is not engaged in litigation or arbitration, no such proceedings are threatened by or against the Company and, so far as the Warrantors are aware, there are no subsisting circumstances which may give rise to any such proceedings.

13.2 Save in relation to the Properties and the Environment, so far as the Warrantors are aware the Company has not committed any criminal or illegal act which would have a material adverse effect on the business of the Company.

14.     RETURNS TO COMPANIES HOUSE AND CORPORATE COMPLIANCE

14.1 All returns, particulars, resolutions and documents required by the Companies Acts or any other legislation to be filed with the Registrar of Companies, in respect of each Group Company have been duly filed and were correct; and due compliance has been made with all the provisions of the Companies Acts in connection with the formation of each Group Company, the allotment or issue of shares, debentures and other securities, the payment of dividends and the conduct of its business.

14.2 Save in relation to the Properties and the Environment, so far as the Warrantors are aware no Group Company and none of its officers, agents or employees (during the course of their duties in relation to it) has [in the period of five years immediately preceding Completion] omitted or omitted to do any act or thing the commission or omission of which is in contravention of any act, order, regulation or other law or which is a crime, tort, delict or breach of trust (whether of the United Kingdom or elsewhere) which has given rise or (so far as the Warrantors are aware) is likely to give rise to any damages, fine, penalty, default proceedings or other liability on its part or may give rise to any Group Company being the subject of an injunction which, in any of such cases would have a material adverse effect on the business of the Company.

14.3 Save in relation to the Properties and the Environment, so far as the Warrantors are aware each Group Company has in the period of five years immediately preceding Completion conducted and is conducting its business in all respects in accordance with all applicable laws and regulations having the force of law whether of the United Kingdom or elsewhere where any failure in respect thereof would not have a material adverse effect on the business of the Company.

14.4 No Group Company carries on (or has, at any time when not an authorised person under Chapter III, Financial Services Act 1986, carried on) investment business in the United Kingdom within the meaning of Financial Services Act 1986 s 1.

14.5 No Group Company has made any payment or provided any benefit in order to obtain or retain business which having regard to the nature or magnitude of the payment or benefit is likely to be regarded as a bribe or as being otherwise unlawful or improper.

15.     BORROWINGS AND BANK FACILITIES

15.1 The Company has no outstanding loan capital and (other than in respect of the bank facilities detailed in the Disclosure Letter) has not borrowed any money which it has not repaid.

15.2 The Company has not received notice (whether formal or informal) from any lenders of money to it, requiring repayment or intimating the enforcement of any security the lender may hold over any of its assets; and there are no circumstances likely to give rise to any such notice.

16.     DEBTS

16.1 The Company is not owed any moneys other than trade debts incurred in the ordinary course of business.

16.2 So far as the Warrantors are aware the trade debts incurred in the ordinary course of business of the Company outstanding at Completion will be recoverable to the extent thereof (less the amount of any provision or reserve for bad or doubtful debts, if any set out in the Disclosure Letter).

17.     LOANS

        Save for trade credit afforded to its customers in the ordinary course of business, the Company has not lent any money that has not been repaid to it.

18.     LICENCES AND CONSENTS

        Save in relation to the Properties and the Environment, all licences, consents, permits and authorities required from any governmental, administrative or regulatory body necessary for the carrying on of the business of the Company in the manner in which such business is now carried on have been disclosed in the Disclosure Letter and all such licences, consents, permits and authorities are valid and subsisting and the Company has received no written notice that any of them may be suspended, cancelled or revoked is not aware of any circumstances likely to give rise to the issue of any such notice.

19.     NAME

        The Company has not used on its letterheads, circulars, advertisements, vehicles or otherwise any name other than its corporate name or otherwise carried on business under any name other than its corporate name.

20.     ANTI-TRUST

20.1 There are no agreements or arrangements to which the Company is a party and which are material to the business of the Company as carried on at the date of this agreement which infringes or which has or should have been registered under the Restrictive Trade Practices Act 1976 (as amended and extended by the Competition Act 1980) or notified to the European Commission under Articles 85 or 86 of the Treaty of Rome.

20.2 The Company is not engaged in an "anti-competitive practice" within the meaning of the Competition Act 1980.

20.3 The Company has not received any process, notice or communication, formal or informal, by or on behalf of the Office of Fair Trading or the European Commission or any other authority of any country, or any political or administrative sub-division thereof, having jurisdiction in anti-trust matters in relation to any aspect of the business of the Company or any agreement or arrangement to which the Company is, or is alleged to be, a party.

20.4 The Company has not engaged in any "consumer trade practice" within the meaning of the Fair Trading Act 1973 which may be or be capable of being referred to, or is under reference to, the Consumer Protection Advisory Committee or the subject matter of a report to, or order by, the Secretary of State.

21.     SUBSTANTIAL CUSTOMERS

        No Material Customer has ceased or has indicated an intention to cease trading or dealing with the Company or, after the date of this Agreement, to make any substantial reduction in trading with the Company.

22.     INTELLECTUAL PROPERTY

22.1 Details of all registered Intellectual Property Rights owned used by the Company are set out in the Disclosure Letter. In respect of registered Intellectual Property Rights, all registrations are current and all renewal fees in respect thereof have been paid.

22.2 The Company has not received notice that the operation of the business of the Company infringes any Intellectual Property Right of any kind vested in any other party and, so far as the Warrantors are aware, the Company is not so infringing any such right. The operation of such business does not give rise to payment of any royalty or of any sum in the nature of royalty or to liability to pay compensation pursuant to sections 40 and 41 of the Patents Act 1977.

22.3 Details of all current licences granted to or by the Company in relation to the Intellectual Property Rights are set out in the Disclosure Letter. So far as the Warrantors are aware, neither the Company nor any other party thereto is in breach of the terms of any such licence and so far as the Warrantors are aware there are no subsisting circumstances which may give rise to any such breach.

22.4 There are no actual or threatened disputes or litigation relating to any of the Company's Intellectual Property Rights nor, so far as the Warrantors are aware, is any third party infringing any of such Intellectual Property Rights.

22.5 The Warrantors are not aware of any assertions of ownership over any of the Company's Intellectual Property Rights by a third party in the two years prior to the Completion Date.

22.6 The Company has not received nor been threatened with any proceedings for opposition or cancellation of any of the Company's Intellectual Property Rights at any time during the period of two years prior to the Completion Date.

22.7 The Company is entitled to use, without restriction, all information in its possession for the purposes of its business (other than information received from customers pursuant to the ordinary course of business of the Company).

22.8 The Company has not disclosed any Confidential Information to any third party save under the terms of confidentiality undertakings details of which are set out in the Disclosure Letter.

23.     DATA PROTECTION

23.1 The Company has duly complied with all relevant requirements of the Data Protection Act 1984 including compliance with the following

        23.1.1  the data protection principles established in that Act;

        23.1.2  requests from data subjects for access to data held by it;

        23.1.3  the requirements relating to the registration of data users.

23.2 The Company has not received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom.

23.3 No individual has claimed or will have the right to claim compensation from the Company under that Act for loss or unauthorised disclosure of data.

24.     GRANTS

24.1 Full details of all grants, subsidies or financial assistance applied for or received by the Company from any governmental department or agency or any local or other authority or the European Community in excess of (pound)10,000 each are set out in the Disclosure Letter.

24.2 The Company has not done or omitted to do any act or thing which could result in all or any part of any investment grant, employment subsidiary or other similar payment made, or due to be made, to it becoming repayable or being forfeited or withheld in whole or in part and the signature or completion of this Agreement will not have that result.

25.     PENSIONS

        Save as disclosed the Company have no legal obligation under any scheme, arrangement or agreement for the provision of any pension, death, sickness or other like benefit for any past or present employee or any widow, child or dependent thereof.

26.     INSOLVENCY

26.1 No order has been made, resolution passed or, so far as the Warrantors are aware, petition presented for winding-up the Company.

26.2 The Company has not stopped payment and is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

26.3 No diligence or other process has been used upon or against the Company or any of the property of the Company.

26.4 There is no unfulfilled or unsatisfied judgement or court order outstanding against the Company.

26.5 No receiver, receiver and manager, administrative receiver or administrator has been appointed to or over the business or assets of the Company or any part thereof.

26.6    No petition has been presented for the appointment of an administrator.

27.     THE PROPERTIES

27.1    (a)     The Properties constitute the only property owned, occupied or leased by the Company;

        (b) Other than in respect of the charges detailed in Part 2 of the Schedule, the Properties are free from all charges or encumbrances or other adverse interests and the Company has not granted or agreed to grant any right or interest therein to any third party;

        (c) The Company has a valid leasehold tile to the Properties and all deeds and documents relating to the Company's leasehold title including any deeds of variation or landlords proposals in relation to any pending rent review (but excluding for the avoidance of doubt any superior tile) have been disclosed to the Purchaser; declaring, without prejudice to the foregoing, that no warranty is given in respect of the terms of the Company's leasehold tile;

        (d) The Company is the legal and beneficial owner of its leasehold title to the Properties;

        (e) The Company enjoys full vacant possession of the Properties unaffected by any leases, franchises, licences or other rights of occupation;

        (f) The Company has not been advised of and the Warrantors are not aware of any breach or contravention of or non-compliance with any obligations, restrictions, exceptions, reservations, conditions, agreements, statutory and/or common law requirements, bye-laws, orders and other stipulations or regulations affecting the Properties; Provided that this warranty shall not apply to any obligations, restrictions and others as arise from the leases in terms of which the Company occupies the Properties;

        (g) There are no major repairs in excess of an estimated cost of (pound)10,000 in respect of each Property contracted for by the Company in respect of the Properties and the Warrantors are not aware of any repairs, maintenance or renewals which have been or are anticipated to be contracted for, carried out or proposed by the landlord at any of the Properties which will result in the landlord seeking to recover any sum in excess of (pound)10,000 in respect of each or any Property;

        (h) There are no claims or disputes outstanding affecting the Company in relation to the maintenance or otherwise of the common parts or the provision of common services in relation to the Properties;

        (i) The Warrantors are not aware (without having made enquiry) and the Company has not been advised that any buildings and erections on the Properties have been erected, altered or extended without, or in contravention of all necessary permissions, licences, consents and warrants;

        (j) The Warrantors are not aware (without having made any enquiry) of any covenants, stipulations, restrictions, or agreements which would have a material adverse effect on the business of the Company;

        (k) The Company's use of the Properties is not in contravention of the Town and Country Planning Acts; providing that this warranty shall relate only to use and not to any operational development;

        (l) The Company has not received notice of any outstanding notices, orders or proposals injunctions or other proceedings under the Planning Acts or any other statutes or instruments adversely affecting the Properties or of any road or other proposals affecting the Properties;

        (m) The Warrantors are not aware (without having made enquiry) of any proposals made or intended to be made by the Local, Planning or any other competent Authority concerning the compulsory acquisition of all or any part of the Properties;

        (n) The Properties are not subject to any improvement or other grants;

        (o) The Company has not received notice of any, and the Warrantors (without having made any enquiry) are not aware of any contravention of the Offices, Shops and Railways Premises Act 1963 and the Health and Safety at Work etc. Act 1974;

        (p) The Properties have an adequate means of escape in case of fire and where required by law have a valid and current fire certificate;

        (q) Since the Accounts Date the Company has not entered into or concluded any contract for the acquisition or lease of any properties;

        (r) The Properties are served by mains drainage, water, gas and electricity and the Company has not been advised that the use of such services is precarious or depends on the continued consent or licence of any third party;

        (s) All buildings and all other erections on the Properties and/or part thereof are in such condition and state of repair as to be fit for the purpose for which they are at present used and so far as the Warrantors are aware, the Company will not require to spend in excess of (pound)10,000 per Property in respect of the year commencing from the Completion Date if the Company were to continue to carry out repairs and maintenance on a pattern consistent with that adopted by the Company in the 2 years prior to the Completion Date;

        (t) The rateable value of the Properties is as per the Valuation Roll, as detailed in the Disclosure Letter such rateable value does not reflect industrial de-rating and there are no rates appeals in progress in respect of the Properties;

        (u) The Company has not elected to waive exemption from VAT in respect of the Properties and disposal of the Company's interest in the Properties would not be standard rated for VAT purposes;-

        (v) The Company has complied timeously with all obligations under its leases relative to the Properties insofar as relating to payment of rent and service and other charges, there are no current or outstanding disputes with the landlords or requisitions from the landlords (including requisitions in respect of the carrying out of repairs, maintenance or renewal to the fabric of any of the Properties) and the landlords have not threatened to terminate any of the Company's leases;

        (w) The Company has no contingent liability in respect of any property which the Company does not occupy but in respect of which it is an intermediate tenant or a former tenant.

        (x) The Company does not have any actual or contingent liability of any nature whatsoever in respect of any freehold or leasehold land and buildings other than the Properties;

        (y) There is no obligation with respect to the Properties necessary to comply with the requirements of any competent authority exercising statutory or delegated powers which has been notified to the Company but not implemented of which the Company is aware;

        (z) There are no disputes with any adjoining or neighbouring owner with respect to any boundary or with respect to any easement, right, means of access or other mailer whatsoever relating to the Properties;

        (aa) None of the buildings on the Properties has been altered or repaired by the Company during its period of occupation using any of the following materials or methods viz: high alumina cement, asbestos, calcium chloride, woodwool slabs or formers, salt or seawashed or dredged aggregates, silicate bricks, or crocidolite; and the Warrantors are not aware of any of the Properties containing asbestos in a form which is likely to have a material adverse effect on the operation of the business of the Company;

        (bb) The Company has not been advised by any landlord that it has failed to obtain any consent or approval which it requires to obtain pursuant to any of the leases under which the Properties are held; and the Company has not failed to obtain any such consent or approval in circumstances in which a fair and reasonable landlord would be reasonably likely to seek to terminate the relevant lease having regard to limitations imposed upon the ability of landlords to terminate commercial leases by virtue of statute or common law; and the Company has not carried out alterations or additions to any Property having a cost in excess of (pound)10,000 without having obtained both the consent of the relevant landlord and any other consent required under the Town and Country Planning legislation or otherwise.

27.2 The Company has not contracted or agreed to purchase, sell, encumber or in any way or for any other purpose deal with the Company's interest in the Properties.

27.3 In respect of any property formerly owned or occupied by the Company, there are no outstanding liabilities in respect thereof which have not been disclosed to the Purchaser.

28.     THE ENVIRONMENT

28.1 All Environmental Permits necessary have been obtained and the terms and conditions of all Environmental Permits, and the Environmental Legislation, in relation to the business of any Group Company have been complied with.

        28.2.1 The Company has at all times conducted its business and operations in compliance with any required Environmental Permits which are in full force and effect.

        28.2.2 The Warrantors are not aware (without having made any enquiry) of (a) any requirement to carry out works or other investments which are or will within 3 years of the Completion Date be necessary to secure compliance with, or to maintain or obtain, any Environmental Permits or (b) any matter which might give rise to any material liability under Environmental Legislation.

        28.2.3 So far as the Warrantors are aware, there are no facts or circumstances indicating that any Environmental Permits would or might be revoked, suspended, cancelled, varied or not renewed.

        28.2.4 All appropriate or necessary action in connection with the renewal or extension of any Environmental Permits has been taken.

        28.2.5 The execution or performance of this Agreement and all other documents which are to be executed at Completion will not result in any Environmental Permits being revoked, suspended, cancelled, varied or not renewed.

        28.2.6 None of the Environmental Permits nor any of the conditions to which any Environmental Permits are subject are personal to the Company.

28.3 Neither the operation of the business of the Company nor any asset owned, occupied or used by the Company, or any other person, in connection with the business of the Company, involves the use of, or the release or discharge into the Environment of, or contains, any dangerous, radioactive, toxic or hazardous substance or article so as to breach any Environmental Legislation and no release or discharge of any such substance or article exceeds or has exceeded any allowable or permissible quotas or limits prescribed or specified under any Environmental Legislation or in any condition to any Environmental Permits.

28.4 So far as the Warrantors are aware no land or other asset now or previously owned, occupied or used by the company, or any other person, in connection with the business of the Company:

        28.4.1 has or contains any storage tanks or any dangerous, radioactive, toxic or hazardous substance or article or any waste or other pollutant or contaminant (whether above or below ground);

        28.4.2 is or in the past has been used for the deposit, storage, treatment or disposal of waste or sewage; or

        28.4.3 is referred to or listed in any register of polluted or contaminated land kept pursuant to any Environmental Legislation and there are no facts or circumstances which would or might give rise to an entry in any such register.

28.5 There is no civil, criminal or administrative action, claim, complaint or other proceedings, suit or, so far as the Warrantors are aware, investigation being taken or made, pending or threatened in connection with the business or any of the assets of any Group Company or any actual or (so far as the Warrantors are aware) contingent liability to make good, repair, re-instate or clean up any land or other asset now or previously owned, occupied or used by the Company, or any other person, in connection with the business of the Company, nor any act, omission, event or circumstance which has given rise to or (so far as the Warrantors are aware) is likely to give rise in the future to any such action, claim, investigation, proceedings or suit or any such liability or any other liabilities under any Environmental Legislation.

                                     PART 3C

                               The Tax Warranties

1.      GENERAL

1.1. Each of the Company, DHL, SSL and the Subsidiaries is resident in the United Kingdom and only in the United Kingdom for Tax purposes and the Company's liabilities as at the Accounts Date for Tax whether of the United Kingdom or elsewhere and whether as principal, agent, lessee, trustee or in any other capacity are fully provided for in the Accounts.

1.2. Save as set out in the Disclosure Letter, no Tax Authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation) in relation to the Company's affairs.

1.3. The Company has not within the past six years suffered any investigation, audit or visit by any Tax Authority and the Warrantors are not aware of any such investigation, audit or visit planned for the twelve months following the Completion Date.

1.4. All returns, notices, computations, accounts and other documents and payments which should have been made or given by the Company for any Tax purpose were made or given within the requisite periods and were up to date, correct, on a proper basis; none of such returns has been disputed by any Tax Authority and so far as the Warrantors are aware there are no subsisting circumstances which may give rise to any dispute.

1.5. All claims, elections, surrenders and disclaimers assumed to have been made for the purpose of the Accounts have been made to the relevant Tax Authority.

1.6. The Disclosure Letter contains sufficient details of all entitlements of the Company at the Completion Date to make claims, elections, appeals and postponement applications in respect of Tax and Stamp Duty and any requirement by the Company to make any specific return or to provide information to any Tax Authority, to allow the Company to meet the relevant time limits in connection with any such claims, election, appeals or postponement applications, returns or information.

1.7. The Company is not liable to pay any penalty or interest in connection with any Tax, and there are no subsisting circumstances which could give rise to any such penalty or interest.

1.8. No relief from, against or in respect of any Tax has been claimed or granted which could be withdrawn, postponed, restricted, clawed back, or otherwise lost as a result of any act, omission, event or transaction occurring at or before Completion.

1.9. Since the Accounts Date, the Company has not been involved in any transaction giving rise to a Taxation liability outside the ordinary course of business, no payment has been made or liability accrued that will not be deductible in computing taxable profits of the Company (other than disallowable professional fees and entertainment expenditure not exceeding (pound)20,000 and expenditure on repairs not exceeding (pound)30,000 which may be capital in nature), no disposal has been made for which the consideration received is less than the consideration which would be deemed to be received for tax purposes.

1.10. The Company has made provision for deferred tax liabilities in accordance with Statement of Standard Accounting Practice 15.

2.      DISTRIBUTIONS, DEMERGERS AND PURCHASE OF OWN SHARES

2.1. The Company has not purchased any of its own shares in circumstances where the payment would be treated as a distribution, and in respect of all such purchases advance clearances were obtained pursuant to TA 1988 section 225.

2.2. The Company has complied in all respects with the provisions of TA 1988 sections 348, 349, 350 and all regulations made under any of those sections and has made and accounted for all such deductions and retentions as should have been made by virtue of those sections and regulations.

2.3. Save as set out in the Disclosure Letter, no dividend or distribution has been declared or paid since the Accounts Date.

3.      CLOSE COMPANY PROVISIONS

3.1. No expense has been incurred by the Company which could be treated as a distribution pursuant to TA 1988 section 418.

3.2. There is no outstanding loan or advance by the Company as is mentioned in TA 1988 sections 419 (loans to participators) or 422 (loans by companies controlled by close company).

4.      TAX GROUPING

4.1. The Company has at no time surrendered or claimed or agreed to surrender or claim any amount by way of group relief under the provisions of TA 1998 Chapter IV, other than as set out in the Disclosure Letter.

4.2. The Company will not, by reason of Completion, be or become chargeable to Tax under any of TCGA 1992 sections 170 to 175 (inclusive) (groups of companies) or TCGA 1992 sections 178 to 181 (inclusive) (companies ceasing to be a member of a group) in respect of any transaction, event or circumstance which has been entered into, occurred or arisen at any time before Completion.

4.3. No circumstances exist whereby an apportionment of group relief could be made pursuant to TA 1988 section 409 (companies joining or leaving group or consortium).

4.4. The Company is not party to a special arrangement under SP 10/93 to simply the procedure for making and revising claims to group relief under pay and file.

4.5. The Company is neither liable to make nor entitled to receive any payment for group or consortium relief.

5.      INTRA-GROUP TRANSACTIONS

5.1. The Company has not been a party to or otherwise concerned in any transaction, scheme, arrangement or events such as are mentioned in TCGA 1992 section 139 (transfer of assets on a reconstruction).

5.2. The Company has not been a party to or otherwise concerned in any transaction, scheme, arrangement or events such as are mentioned in TCGA 1992 sections 135 and 136 (exchange of securities).

6.      ADVANCE CORPORATION TAX

6.1. No claim is competent to the Company pursuant to TA 1988 section 239(3) (set-off of ACT against liability to mainstream corporation tax) in respect of any of the three accounting periods preceding the Completion Date.

6.2. The Company is not liable for the recovery of incorrect set-off of advance corporation tax or repayment of tax credit under TA 1988 section 252.

6.3. The Disclosure Letter contains particulars of all elections made by the Company under TA 1988 section 247 (intra-group dividends paid net of ACT) and all such elections are now in force and the Company has not paid any dividend without ACT and has not made any payments without deduction of tax in the circumstances specified in TA 1988 section 247(6).

6.4. The Company is neither liable to make nor entitled to receive any payment or refund of any payment for the claim or surrender of advance corporation tax.

7.      CAPITAL ALLOWANCES

7.1. Either the aggregate value of plant and machinery (including motor vehicles) as shown in the Accounts does not exceed the aggregate expenditure unallowed thereon for tax purposes, or provision for deferred tax therein has been made in the Accounts.

7.2. None of the assets on which expenditure has been incurred by the Company and which has qualified for a capital allowance under CAA 1990 Part 1 Chapters I or II (Industrial Buildings) has, at any time since such expenditure was incurred, been used otherwise than as an industrial building or structure as defined in section 18 CAA.

8.      FOREIGN TRANSACTIONS

8.1. The Company has not without the consent of the Treasury entered into or agreed to enter into any transaction specified in TA 1988 sections 765 to 767 (inclusive) (migration of companies and offences thereunder).

8.2. None of the Company, SSL, DHL or the Subsidiaries have a branch, agency, place of business or permanent establishment outside the United Kingdom.

9.      ANNUAL PAYMENTS, ETC.

9.1. All remuneration and other sums paid or payable to employees or officers or former employees or officers of the Company since the Accounts Date is or are or will be deductible for corporation tax purposes, either in computing the profits of the Company or in computing the corporation tax chargeable on the Company.

9.2. The Disclosure Letter contains details of any dispensation obtained by the Company in respect of employee expense allowances; no such dispensation has been revoked and all expense allowances or benefits made or paid to employees which are not covered by such a dispensation have been properly returned to the Inland Revenue and included on Forms P11D and P9D.

10.     CLEARANCE APPLICATIONS

10.1. The Company has not carried out any transaction in respect of which Inland Revenue clearance has been obtained except in accordance with such clearance.

11.     CAPITAL GAINS

11.1. The acquisition cost of each of the Companies' assets for the purpose of calculating liability to corporation tax on chargeable gains is not less than the book value of that asset as provided in the Accounts and no Company has disposed of or acquired any asset since the Accounts Date in circumstances such that the disposal price or acquisition cost of the asset would be treated for Taxation purposes as being different from the consideration given or received.

11.2. The Disclosure Letter contains details of any such claim by any of the Companies as is mentioned in TCGA 1992 sections 152 or 153 (Roll-over relief) section 175 (Replacement of business assets by members of a group), or section 247 (Roll-over relief on compulsory acquisition).

12.     VAT

12.1. The Company is a registered and taxable person for the purposes of VATA 1994 and has complied with and observed the terms of such legislation and all regulations made or notices issued thereunder and has maintained and obtained records, invoices and other documents appropriate or requisite for the purposes thereof and the Company:-

        12.1.1. has not been required by the Commissioners of Customs and Excise to give security;

        12.1.2. is not and has never been treated as nor has applied for treatment as a member of a group for VAT purposes;

        12.1.3 is not, nor has agreed to become, an agent, manager or factor (for the purposes of VATA 1994 section 47) for the supply of goods for a person who is not a taxable person.

12.2. The Company has not, during the past 12 or 24 months respectively received a surcharge liability notice under VAT 1994 section 59 (Default surcharge) or a penalty liability notice under section 64 (Repeated misdeclarations) nor is it liable to a penalty under section 63.

12.3. No election to waive exemption from VAT under VATA 1994 Schedule 10 paragraph 2 has been made in relation to any of the Properties by the Company

12.4. The Company has furnished to H M Commissioners of Customs & Excise details of any error in any return made for the purposes of VAT.

12.5. The Company is not in arrears with any payment of or returns in respect of VAT, or liable to any abnormal or non-routine payment, or any forfeiture or penalty or to the imposition of any penal provision in respect of VAT.

12.6. The Company is not liable to account for VAT or its equivalent in any member State of the European Union other than the United Kingdom.

12.7. The Disclosure Letter contains details of any claim for bad debt relief made, or which may be made, by the Company under Section 36 VATA 1994, and save as so disclosed, no claims have been made by the Company under
        Section 36 VATA 1994.

12.8. The Company is not bound by reason of Section 89 VATA 1994 applying to any agreement to pay VAT in addition to the agreed consideration or rent as a result of any person exercising the election to waive exemption in terms of Schedule 10 VATA 1994.

12.9. No lease in respect of which the Company is a tenant is a developmental lease as defined in Note 7 to Group 1 of Schedule 9 VATA 1994 as a result of any works which have been executed or are being executed.

12.10. The Company has not at any time claimed as input tax, for the purposes of VAT, any VAT charged on a transaction which could be construed as the transfer of a business or part of a business as a going concern as defined in Article 5 of the VAT (Special Provisions) Order 1995 and has accounted to H M Customs & Excise for all VAT on sales of assets other than those which were properly treated as transferred as part of the transfer of a business or part of a business as a going concern as defined in the said Article 5(1).

12.11. The Disclosure Letter sets out in respect of any capital item within the meaning of Part XV of the VAT Regulations 1995 in respect of which a liability under the said Part XV has arisen within the past ten years or could in future arise on the Company:

        Complete and correct particulars of past adjustments under the said Part XV; and

        Complete and correct particulars of all matters arising before the Completion Date which matters are relevant in determining future adjustments under the said Part XV.

12.12 There is no capital item within the meaning of Part XV of the VAT Regulations in relation to which any exempt supply has been made or agreed to be made by the Company such that paragraphs 2(4) and 2(5) of
        Schedule 10 VATA 1994 could prevent any of the input tax which is subject to Part XV of the VAT Regulations 1995 from being allowable notwithstanding the making of an election to waive exemption in relation to the capital item (whether or not such an election has been made).

12.13 Since the Accounts Date, no exempt supply under Group 1 of Schedule 9 VATA 1994 has been made or agreed to be made by the Company.

12.14 The Company is not and has not been making exempt supplies for the purposes of VAT and there are no circumstances as a result of which the Company might not be entitled to credit for all VAT chargeable on supplies made to the Company, acquisitions made by the Company in the United Kingdom from other member States of the European Union and imports made by the Company from places outwith the member States of the European Union and there are no circumstances by reason of which Regulations 107 to 110 (inclusive) of the VAT Regulations 1995 might apply to the Company.

12.15 There are no circumstances as a result of which the Company is liable to VAT under paragraphs 1 or 5 and 6 of Schedule 10 VATA 1994 or under the VAT (Self-Supply of Construction Services) Order 1989.

12.16 No direction has been or could have been made to the Company under paragraph 1 Schedule 7 VATA 1994.

13      PAYE

13.1 The Company has properly operated the PAYE system by duly deducting tax from all payments made, or treated as made, to its employees or former employees, and accounted to the Inland Revenue for all tax deducted by it and for all tax chargeable on benefits provided for its employees or former employees.

14      STAMP DUTY

14.1 Since the Accounts Date, none of the Company, SSL, DHL or the Subsidiaries has incurred a liability to or been accountable for any Stamp Duty Reserve Tax and there has been no agreement within FA 1986 section 87 (1) which could lead to the Company incurring such a liability.

14.2 All documents on which the Company, SSL, DHL or the Subsidiaries may wish to rely have been properly stamped

                                     PART 4A

                  Limitation of Liability - General Provisions

1. In the absence of dishonesty on the part of the Warrantors and their agents, the aggregate liability of the Warrantors in terms of the Warranties and the Tax Covenant shall be limited as follows:-

        1.1 in aggregate with any liability of the Warrantors under Clause 17 it shall not exceed seventy five per cent (75%) of the Consideration together with all reasonable costs and expenses incurred by the Purchaser in pursuing the Warrantors in respect of such breaches and/or claims;

        1.2 no liability shall arise unless and until the amount of a claim, when aggregated with the amount of all other claims:-

                1.2.1 made against the Warrantors under the Warranties and/or the Tax Covenant; and

                1.2.2 which would have been made thereunder but for the operation of this clause; exceeds the Threshold, in which event, the whole of such aggregate amount and not merely the excess shall be recoverable; and

        1.3 there shall be disregarded, for all purposes, any claim which, when aggregated with any related or similar claim, the liability of the Warrantors would be less than (pound)15,000.

2.      The Purchaser acknowledges and agrees that:

        2.1. the Warranties are the only representations given by or on behalf of the Warrantors on which the Purchaser may rely in entering into this agreement;

        2.2 without prejudice to the Purchaser's contractual rights pursuant to the Tax Covenant no other representation other than a fraudulent representation made by or on behalf of the Vendors or any of their agents may form the basis of (or be pleaded in connection with) any claim by the Purchaser under or in connection with this agreement and/or the Tax Covenant;

        2.3 it shall not be entitled to recover damages or otherwise obtain restitution more than once in respect of the same loss, damage, deficiency, breach, cause of action or other set of circumstances, whether under the Warranties and/or the Tax Covenant;

        2.4 it shall in no circumstances be entitled to rescind the agreement save in respect of any breach of the warranties and representations set out Part 3A and paragraphs 1 and 2 of Part 3B of the Schedule in respect of Contract Shares representing, directly or indirectly, greater than 2% of the issued share capital of the Company;. In the event of any such breach of the said warranties the Warrantors shall be permitted a period of not less than three months following notification of such claim to the Warrantors to remedy or procure the remedy of such breach before the Purchaser shall be entitled to exercise its remedy under this paragraph 2.4 In the event of any such breach of the said warranties relating to Contract Shares representing, directly or indirectly, not greater than 2% of the issued share capital of the Company the Warrantors undertake to procure a remedy to such breach within the period of three months following notification of such claim to the Warrantors.

                                     PART 4B

                Limitation of Liability - The General Warranties

1. The Purchaser acknowledges and agrees that any claim by it in connection with the General Warranties ("a Claim") shall be subject to the following provisions of this part of the Schedule and if any other provision of this agreement appears to be inconsistent with the provisions of this part of the Schedule, the provisions of this part of the Schedule shall prevail.

2.      The Purchaser shall not be entitled to make a Claim:-

        2.1 to the extent that the Claim in question would not have arisen but for a change in legislation or common law taking effect after the Completion Date or the withdrawal of any extra-statutory concession previously made by the Inland Revenue (whether or not the change purports to be effective retrospectively, in whole or in part);

        2.2 to the extent that the Claim in question arises by reason of a voluntary act, omission or transaction other than in the ordinary course of business carried out at the request of or with the written consent of the Purchaser before Completion or under the terms of this agreement or any other agreement contemplated by it;

        2.3 to the extent that the Claim in question arises by reason of a voluntary act, omission or transaction other than in the ordinary course of business carried out (other than pursuant to a legally binding commitment of the Company entered into prior to Completion) by the Company after Completion;

        2.4 to the extent that allowance, provision or reserve in respect of the matter or thing giving rise to the Claim in question has been made in the Accounts, the Management Accounts or the Completion Balance Sheet;

        2.5 in respect of any matter which would give rise to a Claim, if any member of the Purchaser Group is entitled to claim under any policy of insurance unless and until the appropriate member of the Purchaser Group shall have made a claim against the insurers and used all reasonable endeavours to pursue such insurance claim and any Claim shall then reduce or extinguish by the amount recovered pursuant to such insurance claims; or

        2.6 in respect of any matter which would give rise to a Claim, if any member of the Purchaser Group would have been entitled under a policy of insurance had any of them maintained in force the policies of insurance maintained by the Company prior to Completion (including without limitation, the professional indemnity insurance maintained by the Company with St. Paul's Insurance) or policies providing equivalent cover thereto and any Claim shall reduce or extinguish by the amount which could have been recovered pursuant to a claim under such insurance policy.

3. In the absence of dishonesty on the part of the Vendors and their agents, the Purchaser shall give written notice of the circumstances giving rise to the Claim in question to the Warrantors as soon as reasonably practicable after it becomes aware of those circumstances and, in any event, prior to the second anniversary of the Completion Date (it being agreed that the liability of the Warrantors in respect of any Claim shall absolutely determine if proceedings in respect of it have not been commenced and served within 6 months of service of such written notice or, if later, within 6 months of the last action taken by the Company and/or the Purchaser pursuant to clause 4 of this part of the Schedule); or

4. In calculating the liability of the Warrantors in respect of any Claim, there shall be taken into account the amount by which any Taxation for which the Company is liable is reduced or extinguished as a result of the matter giving rise to such liability.

5. If a Claim arises in connection with a liability or alleged liability to a third party (other than a Customer under a Material Customer Contract):

        5.1 the Purchaser shall take (and shall procure that the Company takes) such action to avoid, dispute, resist, appeal, compromise or contest the liability as may reasonably be requested by the Warrantors who shall, at their own expense, be entitled to have the conduct of any dispute, compromise, defence or appeal of the dispute and of any incidental negotiations and shall consult with the Purchaser in respect thereof as the Warrantors reasonably consider to be appropriate; and

        5.2 the Purchaser will (and shall procure that the Company and their respective professional advisers will) make available to the Warrantors such persons and all such information as the Warrantors may reasonably require for avoiding, disputing, resisting, appealing, compromising or contesting any such liability.

6. If a claim arises in connection with a liability or alleged liability to a third party who is a Customer under a Material Customer Contract, the Purchaser shall be entitled to have the conduct of any dispute, compromise, defence or appeal of the dispute and of any incidental negotiations and shall consult with the Warrantors in respect thereof as the Purchaser reasonably considers to be appropriate.

7. The parties agree that the Purchaser shall have a duty to mitigate its loss in respect of any matter giving rise to a Claim.

8. Where the Purchaser or the Company has a right of recovery/reimbursement (in whole or in part) against some person other than the Warrantors in respect of any matter giving rise to a Claim:-

        8.1 the liability of the Warrantors shall be reduced by the amount received by the Purchaser and/or the Company pursuant to such right; and

        8.2     the Purchaser shall:-

                8.2.1 take (and shall procure that the Company shall take) such action as is reasonably necessary to enforce such a right, subject always to the Warrantors indemnifying the Purchaser, on demand, against all reasonable costs incurred in enforcing such right;

                8.2.2 keep the Warrantors informed of progress made in enforcing such right; and

                8.2.3 as soon as reasonably practicable after the date on which recovery is made/reimbursement received, make repayment to the Warrantors to the extent of the sums so recovered (up to a maximum of the amount actually paid by the Warrantors in respect of the relevant Claim).

9. Any payment made by the Warrantors in respect of a Claim shall be deemed to be a reduction in the consideration for the sale of the Contract Shares.

                                     PART 5

                             The Leasehold Property

                               Scottish Properties

1.      Glasgow

        (a)     Address: 260 Helen Street, Govan, Glasgow.

        (b) Lease: Sub-lease by the trustees acting under the discretionary trusts of (i) Sir James Wallace Stuart-Menteth and (ii) Lady Dorothy Patricia Stuart-Menteth and Datavault Limited dated 29/3/90 as amended by (i) agreement between the same parties dated 21/3/98 and subsequent dates and registered in the Books of Council & Session on 8/4/98 and (ii) Minute of Amendment between the same parties dated 7th, 8th, 25th and 30 January 1999.

        (c)     Duration: 29/3/90 to 28/3/2024.

        (d)     Rent: (pound)150,000.

        (e)     Next rent review: 29/3/2003.

2.      Port Glasgow

        (a)     Premises: Kingston, Ardgowan Street, Port Glasgow.

        (b) Lease: Offer by Clydeport Operations Limited to Datavault plc dated 18/5/98 with acceptance thereon by Datavault plc dated 20/5/98.

        (c) Duration: 1/9/97 to 31/3/2007 -- Datavault can terminate in whole or part at 30/12/2003 subject to giving 6 months prior notice. Landlord can terminate on 6 months notice for redevelopment or port use activities, subject to providing tenant with alternative accommodation.

        (d)     Rent: 1/3/98 to 1/10/99 - (pound)40,000;
                1/10/99 to 30/9/2000 - (pound)100,000;
                1/10/2000 to 1/4/2003 - (pound)130,000;

        (e) Next rent review: 1/4/2003 -- index linked increase subject to minimum of (pound)1 per square foot.

3.      Inverkeithing -- Unit 30

        (a)     Premises: Unit 30, Belleknowes Industrial Estate, Inverkeithing.

        (b) Lease: Lease between Standard Life Assurance Company and Datavault Limited dated 29/8/95 and 14/9/95 and registered in the Books of Council & Session on 4/10/95.

        (c)     Duration: 1/7/95 to 1/2/2014 -- mutual break at 2/2/99, 2004,
                2009 subject to 6 months prior notice.

        (d) Rent: (pound)23,075 (review at 2/2/99 outstanding -- landlord's proposed rent of (pound)35,000).

        (e)     Next rent review: 2/2/2004.

4.      Inverkeithing -- Units 27/28

        (a)     Property: Units 27/28, Belleknowes Industrial Estate,
                Inverkeithing.

        (b) Lease: Lease between Standard Life Assurance Company and Newey & Eyre Group Limited dated 8/6/89 and 4/7/89 and registered in the Books of Council & Session on 28/7/89 as varied by assignation by Newey & Eyre Group Limited to Datavault Limited dated 12/11/90 and subsequent dates and registered in the Books of Council & Session on 20/3/91.

        (c)     Duration: 2/5/89 to 1/2/2014 -- mutual breaks at 1994, 1999,
                2004 and 2009 subject to 6 months prior notice.

        (d) Rent: (pound)49,525 (review at 2/2/99 outstanding -- landlord's proposed figure of (pound)82,650).

        (e)     Next rent review: 2/2/2004.

5.      Inverkeithing -- Unit 31

        (a)     Property: Unit 31 Bellknowes Industrial Estate, Inverkeithing.

        (b) Lease: Lease between Longfirst Limited and Datavault plc dated 9th and 23rd June 1998 and registered in the Books of Council & Session on 10th July 1998.

        (c) Duration: 1/5/98 to 2/2/2014 -- mutual breaks at 2/2/2004 and 2009 subject to 6 months prior notice.

        (d)     Rent: (pound)25,250.

        (e)     Next rent review: 1/5/2003.

                               English Properties

6.      Bristol -- Unit 19

        (a)     Property: Unit 19 Barton Hill Trading Estate, Bristol, Avon.

        (b) Lease: A lease dated 11th October 1995 and made between Industrial Properties (Barton Hill) Limited and Cabot Industrial Development Company Limited and Barton Hill Properties Limited
                (1) and Datavault plc (2).

        (c) Duration: For five years from and including 29th September 1995 to and including 28th September 2000. There were two options to break, both exercisable by the tenant only. The first has already passed -- 24th June 1997. The second opportunity is still available -- 28th September 1999 upon the tenant giving to the landlord not less than six months' written notice.

        (d) Rent: The rent is stated as being (pound)7,300 for the ground floor of the premises. Should the tenant wish to occupy the first floor of the premises, it is/was to give three months' written notice and (pound)19,700 would then become payable -- presumably in relation to both floors together. Upon a further notice of three months, the tenant could also notify the landlord that it wished to occupy the second floor, upon which (pound)30,300 would become due.

        (e)     Next Rent Review: Not applicable -- only a five year term.

7.      Reading -- Unit 4

        (a) Property: Unit 4, Heron Industrial Estate, Spencers Wood, Reading, Berkshire.

        (b) Lease: A lease dated 3rd December 1996 made between Derwent Valley Property Investments Limited (1) and Datavault plc (2).

        (c) Duration: Ten years commencing on 29th November 1996 and therefore expiring on 28th November 2006. The lease contains a tenant's right to break on 29th November 2001 upon six months' prior written notice.

        (d) Rent: A stepped rental applies for the first five years and for the sixth year and onwards there will be a rent review. The initial steps are: (pound)31,000 per annum for the first two years; (pound)33,000 for the third and fourth years; and (pound)35,000 for the fifth year. There was a rent-free period of five months.

        (e)     Next Rent Review: 29th November 2001.

8.      4th Floor at Blocks A & B London

        (a) Address: Fourth Floor at Block A and Fourth Floor at Block B Tower Bridge Business Complex, 100 Clements Road, London SE16 3DG.

        (b) Lease: A lease dated 29th October 1996 made between Solematic Limited (1) and Datavault plc (2).

        (c) Duration: For the term 17th October 1996 to 30th June 2000 (both dates inclusive). There was a mutual right to break the lease at the end of March 1998. No more break clauses are available.

        (d)     Rent: (pound)22,750 per annum.

        (e)     Next Rent Review: Not applicable -- too short a term.

9.      5th Floor at Block J, London

        (a) Address: Fifth Floor, Block J, Tower Bridge Business Complex, 100 Clements Road, London SE16 3DG

        (b) Lease: A lease dated 24th August 1995 made between Solematic Limited (1) and Datavault Limited (2).

        (c) Duration: Five years beginning on 30th June 1995, ie down to (and including) 29th June 2000. There was a mutual option to determine the lease at the end of December 1996. (The uncompleted deed of variation drafted in 1996 was going to push this back to December 1997).

        (d) Rent: For the first year of the term, (pound)24,000; for the second, (pound)26,000; and for the third, fourth and fifth years, (pound)28,000 per annum.

        (e)     Next Rent Review: Not applicable -- too short a term.

10.     5th Floor at Blocks A & B, London

        (a) Address: Fifth Floor at Block A and Fifth Floor at Block B, Tower Bridge Business Complex, 100 Clements Road, London SE16 3DG

        (b) Lease: A lease dated 25th April 1996 made between Solematic Limited (1) and Datavault plc (2).

        (c)     Duration: The fixed term of 25th April 1996 to 30th June 2000.

        (d)     Rent: (pound)17,250 per annum.

        (e) Next Rent Review: Not applicable -- too short a lease for a review to be included.

11.     Oldham

        (a)     Address: Part of Heron Mill, Heron Street, Oldham.

        (b) Lease: A lease dated 1st April 1996 and made between D Jacobson And Sons Limited (1) and Datavault plc (2).

        (c) Duration: From 1st April 1996 for ten years, namely 2nd April 1996 to 1st April 2006 (both dates inclusive). There are two opportunities for the tenant only to effect a break of the lease -- at the end of the sixth and ninth years of the term -- ie. (technically the 1st April but no doubt the parties will work to) 31st March 1999 and 2002.

        (d) Rent: (pound)45,000 per annum until review. There was a four month rent-free period.

        (e)     Next Rent Review: 1st April 2001.

12.     Kemble -- Unit A2

        (a)     Address: Building A2 at Kemble Sub Depot, Kemble,
                Gloucestershire.

        (b) Lease: A lease dated 27th July 1998 made between The Secretary of State for Defence (1) and Datavault plc (2).

        (c) Duration: Commencing on 24th June 1998 and expiring on 24th December 2005 (both dates inclusive). There is a tenant's only break clause, excerisable at the end of the third year (ie. to break on 23rd June 2001) upon not less than six months' written notice.

        (d) Rent: (pound)90,000 per annum. There was a rent free-period of six months.

        (e) Next Rent Review: Notwithstanding the length of the lease, there is NO rent review.

        NB This tenancy is contracted out of the Landlord and Tenant Act 1954 and accordingly does not attract the statutory right to a renewal lease and to compensation.

13.     Kemble -- Unit D1

        (a)     Address: Building D1 at Kemble Sub Depot, Kemble,
                Gloucestershire.

        (b) Lease: A lease dated 24th October 1997 made between The Secretary of State for Defence (1) and Datavault plc (2).

        (c) Duration: A term of five years commencing on 1st September 1996, ie. to expire on 31st August 2001. There is a tenant's only break clause at the end of the third year (ie. to determine on 31st August 1999) upon giving not less than three months' written notice to the landlord.

        (d) Rent: (pound)45,000 per annum. There was a rent-free period of one year.

        (e)     Next Rent Review: No rent review -- only a five year term.

        NB      The tenancy is contracted out of the Landlord and Tenant Act
                1954.

14.     Bristol -- Unit 16

        (a)     Address: Unit 16, Barton Hill Trading Estate, Bristol.

        (b)     Lease: Undocumented arrangement.

        (c)     Duration: Indefinite.

        (d)     Rent: Not known.

        (e)     Rent Review: Not applicable.

                                     Part 6

                   Preparation of the Completion Balance Sheet

1. The Completion Balance Sheet shall be prepared on a basis consistent with and applying the accounting principles used in the Accounts, and subject thereto and subject to the next paragraph, applying generally accepted accounting principles in the United Kingdom.

2. The following adjustments will be made in preparing the Completion Balance Sheet:-

2.1. Subject to paragraphs 2.2, 2.3 and 2.4 below, all accruals and prepayments in respect of recurring payments of the Company will be included in the Completion Balance Sheet by reference to the position at close of business on the Completion Date but shall be computed as if the Completion Date were the 28 February 1999.

2.2. The benefit of the ordinary course trading of the Company on Saturday 27 February 1999 and Sunday 28 February 1999 shall be included in the Completion Balance Sheet as if such trading had taken place prior to close of business on the Completion Date.

2.3. All sales invoices raised by the Company and dated Sunday 28 February 1999 recognising income earned by the Company up to 28 February 1999 shall be included in the Completion Balance Sheet as sales income and as debtors.

2.4. Provision shall be made for the first tranche of the Employee Bonus Award Scheme of (pound)400,000 payable in [October 1999] (which figure includes employer's national insurance contributions), and such first tranche of the Employee Bonuses shall be assumed to be fully deductible for corporation tax purposes in the period. No provision shall be made for the second tranche of the Employee Bonuses of (pound)400,000 payable in May 2000.

2.5. The tax losses carried forward at 31 March 1998 of (pound)40,281 in respect of the Datavault North West trade will be assumed to be capable of being fully utilised in the period by set off against the profits of the Datavault North West trade arising in the period ending on the Completion Date

2.6. The contributions of (pound)475,000 made by the Company to the pension plans of Mr Stuart-Menteth, Mrs Stuart-Menteth and Mr Carter will be assumed to be fully deductible for corporation tax purposes in the period ending on the Completion Date.

2.7. The advance corporation tax of (pound)110,398 payable by the Company on 14 March 1999 in respect of the payment of (pound)441,590 made by the Company in respect of the purchase by the Company of its own shares on 24 February 1999 will be included both as a creditor and a debtor.


x                                       x AHBV

x                                       x CSM

x                                       x NSM

x                                       x ETL

x                                       x JA

x                                       x GB

x                                       x OAL

x                                       x JGC

x                                       x

                                          (as attorney)
x /s/ James W. McGinn                   x JWM as attorney

x /s/ Charles Stuart-Menteth            x CSM

x /s/ Charles Stuart-Menteth            x CSM as attorney

x /s/ N. Stuart-Menteth                 x NSM

x /s/ John Carter                       x JC

x /s/ John Carter                       x JC as attorney

  /s/ [ILLEGIBLE] (ATTORNEY)

  /s/ [ILLEGIBLE]

  /s/ [ILLEGIBLE]